Public Accounts
                                   2001-02
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                                   Volume 1
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                          Main Financial Statements
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Public Accounts, 2001-02                                                      1
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Table of Contents
                                                                           Page
Transmittal Letters.......................................................    3

Introduction to the Public Accounts.......................................    4

Sources of Additional Information.........................................    4

Financial Reporting Structure.............................................    5

General Revenue Fund Financial Statements
  Responsibility for General Revenue Fund Financial Statements............    9
  Provincial Auditor's Report ............................................   11
  Statement of Financial Assets, Liabilities, and Accumulated Deficit.....   13
  Statement of Revenue, Expenditure, and Accumulated Deficit..............   14
  Statement of Cash Flow..................................................   15
  Notes to the Financial Statements.......................................   16
  Schedules to the Financial Statements
    Schedule  1 - Accounts Receivable.....................................   24
    Schedule  2 - Loans to Crown Corporations.............................   24
    Schedule  3 - Other Loans.............................................   25
    Schedule  4 - Accounts Payable and Accrued Liabilities................   26
    Schedule  5 - Deposits Held...........................................   26
    Schedule  6 - Debt....................................................   27
    Schedule  7 - Sinking Funds...........................................   28
    Schedule  8 - Debt by Maturity........................................   29
    Schedule  9 - Guaranteed Debt.........................................   30
    Schedule 10 - Revenue.................................................   32
    Schedule 11 - Loss on Loans and Investments...........................   33
    Schedule 12 - Net Change in Non-cash Operating Activities.............   33
    Schedule 13 - Investing Activities....................................   34

Fiscal Stabilization Fund
  Schedule of Transfers and Accumulated Balance...........................   37

Summary Financial Statements
  Responsibility for Summary Financial Statements.........................   41
  Provincial Auditor's Report.............................................   43
  Summary Statement of Financial Assets, Liabilities, and
    Accumulated Deficit...................................................   45
  Summary Statement of Revenue, Expenditure, and Accumulated Deficit......   46
  Summary Statement of Cash Flow..........................................   47
  Notes to the Summary Financial Statements...............................   48
  Schedules to the Summary Financial Statements
    Schedule  1 - Accounts Receivable.....................................   58
    Schedule  2 - Loans and Mortgages Receivable..........................   58
    Schedule  3 - Investment in Government Enterprises....................   60
    Schedule  4 - Other Investments.......................................   63
    Schedule  5 - Accounts Payable and Accrued Liabilities................   67
    Schedule  6 - Other Liabilities.......................................   67
    Schedule  7 - Public Debt.............................................   68
    Schedule  8 - Sinking Funds...........................................   69
    Schedule  9 - Public Debt by Maturity.................................   70
    Schedule 10 - Guaranteed Debt.........................................   72
    Schedule 11 - Revenue.................................................   74
    Schedule 12 - Gains and Losses on Other Investments...................   75
    Schedule 13 - Net Change in Non-cash Operating Activities.............   75
    Schedule 14 - Reporting Entity........................................   76

General Revenue Fund - Details of Debentures..............................   78

Glossary of Terms.........................................................   87



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Public Accounts, 2001-02                                                      3
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To Her Honour
The Honourable Lynda Haverstock
Lieutenant Governor of the Province of Saskatchewan


May It Please Your Honour:


The undersigned has the honour to submit herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2002.

Respectfully submitted,




Eric Cline
Minister of Finance

Regina, Saskatchewan
June 2002



-------------------------------------------------------------------------------



The Honourable Eric Cline
Minister of Finance


We have the honour of presenting herewith the main financial statements of the Government of the Province of Saskatchewan for the fiscal year ended March 31, 2002.

Respectfully submitted,





Ron Styles                                             Terry Paton
Deputy Minister of Finance                             Provincial Comptroller

Regina, Saskatchewan
June 2002


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4                                                      Public Accounts, 2001-02
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Introduction to the Public Accounts

The 2001-02 Public Accounts of the Government of Saskatchewan are organized into two reports:

VOLUME 1 contains the General Revenue Fund Financial Statements and the Summary Financial Statements. These are the main financial statements of the Government of Saskatchewan. It also contains information on the Fiscal Stabilization Fund.

The General Revenue Fund Financial Statements account for the financial transactions of the General Revenue Fund and the Province of Saskatchewan Sinking Funds. All public money is paid into the General Revenue Fund except where the Legislative Assembly has directed otherwise. The General Revenue Fund is available for appropriation for the public services of Saskatchewan.

The Summary Financial Statements consolidate the financial transactions of the General Revenue Fund, Crown corporations, agencies, boards and commissions. These consolidated statements provide a full accounting of the financial affairs and resources of all entities for which the Government is responsible.

The Fiscal Stabilization Fund was established April 1, 2000. Its purpose is to stabilize the fiscal position of the Government from year to year and to facilitate the accomplishment of long term objectives.

Volume 1 also contains detailed information on public issue debentures and debentures issued to the Minister of Finance of Canada.

VOLUME 2 contains the following:

o  details on the revenue and expenditure of the General Revenue Fund; and

o other information including financial information on the assets, liabilities and residual balances of superannuation and trust funds administered by the Government, and a listing of remissions of taxes and fees.

INTERNET ADDRESS

The Public Accounts are available on the Internet at:
http://www.gov.sk.ca/finance

SOURCES OF ADDITIONAL INFORMATION

FINANCIAL STATEMENTS COMPENDIUM
This is a two volume report comprised of the financial statements of various government boards, agencies, commissions, superannuation funds, special purpose funds and institutions, as well as Crown corporations which are accountable to the Treasury Board.

ANNUAL REPORTS OF SASKATCHEWAN CROWN CORPORATIONS
This is a compendium of the financial reports of Crown corporations that are accountable to the Crown Investments Corporation.

BUDGET ADDRESS
The Government of Saskatchewan presents a budget each year, usually early in the spring. At this time, a document containing the Budget Address and budget papers is tabled.

SASKATCHEWAN ESTIMATES
The Government's spending estimates for the year commencing April 1 are presented to the members of the Legislative Assembly following presentation of the Budget Address by the Minister of Finance. The Estimates outline the detailed estimates of revenue, expenditure, loans, advances, and investments to the Legislative Assembly for approval in the form of The Appropriation Act.

PROVINCE OF SASKATCHEWAN MID-YEAR FINANCIAL REPORT
This report, released in November, provides an update on the General Revenue Fund's revenue, expenditure, surplus, and debt reflecting economic changes and other developments to the mid-point of the fiscal year. Updates on the Province's economy are also provided.


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Public Accounts, 2001-02                                                     5
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FINANCIAL REPORTING STRUCTURE




                            --------------------
                           |                    |
                         _ |    Legislative     | _
                         /||      Assembly      ||\
                        /  |                    |  \
                       /    --------------------    \
                      /             /o\              \
                     /               o                \
                    /                o                 \
                   /                 o                  \
                  /                  o                   \
                 /                   o                    \
                /                    o                     \
               /                     o                      \
              /                      o                       \
             /                       o                        \
            /                        o                         \
           /                         o                          \
          /                          o                           \
         /                           o                            \
   ----------------            ---------------                ---------------
  |     Crown      |          |               |              |     Public    |
  |  Corporations  |          |    Cabinet    |              |    Accounts   |
  |   Committee    |          |               |              |   Committee   |
   ----------------            ---------------                ---------------
    / \                         -            -                            / \
     |                          o|          |o                             |
     |                         o              o                            |
     |                        o                o                           |
     |                       o                  o                          |
     |                      o                    o                         |
     |                     o                      o                        |
     |                    o                        o                       |
     |      ---------------------          ---------------------           |
     |     |  Crown Investments  |        |    Treasury Board   |          |
     |     |  Corporation Board  |        |                     |          |
     |      ---------------------          ---------------------           |
     |               /o\                       /o\                         |
     |                o                         o                          |
     |                o                         o                          |
=====|================o=========================o==========================|=======
=    |                o                         o                          |      =
=    |                o             ============o==========================|===   =
=    |                o             =           o                          |  =   =
=    |      ---------------------   =  GENERAL  o   --------------------   |  =   =
=    |     |  Crown Investments  |  =  REVENUE  o  |     Departments    |  |  =   =
=    |-----|  Corporation (CIC)  |  =  FUND     o--|                    |--|  =   =
=    |      ---------------------   =           o   --------------------   |  =   =
=    |               /o\            =           o                          |  =   =
=    |                o             =           o                          |  =   =
=    |                o             ============o==========================|===   =
=    |                o                         o                          |      =
=    |                o                         o                          |      =
=    |                o                         o   --------------------   |      =
=    |                o                         o  |  Treasury Board    |  |      =
=    |      ---------------------               o--|       Crown        |--|      =
=    |     |      CIC Crown      |              o  |   Corporations[2]  |  |      =
=     -----|    Corporations[1]  |              o   --------------------   |      =
=           ---------------------               o                          |      =
=                                               o                          |      =
=                                               o                          |      =
=                                               o                          |      =
=                                               o   --------------------   |      =
=                                               o  |      Agencies      |  |      =
=                                               o--|     Boards and     |--       =
=                                                  |    Commissions     |         =
=                                                   --------------------          =
=   SUMMARY FINANCIAL STATEMENTS                                                  =
=                                                                                 =
===================================================================================

oooooooooooooooooo\  Financial Control and Reporting

------------------\  Financial Reporting


1. Examples of CIC Crown corporations are: SaskEnergy, SaskPower, SaskTel, SGI, and STC.

2. Examples of Treasury Board Crown corporations are: Agricultural Credit Corporation of Saskatchewan, Saskatchewan Liquor and Gaming Authority, Saskatchewan Crop Insurance Corporation and Saskatchewan Property Management Corporation.



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                             GENERAL REVENUE FUND
                             FINANCIAL STATEMENTS
















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General Revenue Fund                                                        9
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RESPONSIBILITY FOR GENERAL REVENUE FUND FINANCIAL STATEMENTS

The Government is responsible for the General Revenue Fund Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government's stated accounting policies and using the Government's best estimates and judgement when appropriate.

The Provincial Auditor expresses an independent opinion on these statements. His report, stating the scope of his audit and opinion, appears on the following page.

Treasury Board approves the General Revenue Fund Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.




Eric Cline
Minister of Finance





Ron Styles
Deputy Minister of Finance




Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2002





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General Revenue Fund                                                       11
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AUDITOR'S REPORT

To the Members of the Legislative Assembly of Saskatchewan

THESE FINANCIAL STATEMENTS REPORT TRANSACTIONS AND EVENTS OF THE GENERAL REVENUE FUND ONLY. SIGNIFICANT FINANCIAL ACTIVITIES OF THE GOVERNMENT OCCUR OUTSIDE THIS FUND. THEREFORE, READERS SHOULD NOT USE THE GENERAL REVENUE FUND'S FINANCIAL STATEMENTS TO UNDERSTAND AND ASSESS THE GOVERNMENT'S MANAGEMENT OF PUBLIC FINANCIAL AFFAIRS AND RESOURCES AS A WHOLE.

VOLUME 1 OF THE PUBLIC ACCOUNTS INCLUDES A MORE COMPLETE SET OF FINANCIAL STATEMENTS. THOSE STATEMENTS ARE CALLED THE SUMMARY FINANCIAL STATEMENTS OF THE GOVERNMENT OF SASKATCHEWAN. THEIR PURPOSE IS TO REPORT THE FULL NATURE AND EXTENT OF THE FINANCIAL AFFAIRS AND RESOURCES FOR WHICH THE GOVERNMENT IS RESPONSIBLE. PLEASE REFER TO THOSE SUMMARY STATEMENTS TO UNDERSTAND AND ASSESS THE GOVERNMENT'S MANAGEMENT OF PUBLIC FINANCIAL AFFAIRS AND RESOURCES AS A WHOLE.

I have audited the statement of financial assets, liabilities, and accumulated deficit of the General Revenue Fund as at March 31, 2002 and the statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

RESERVATIONS
1. The Government records transactions between the General Revenue Fund and the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund. The substance of the transactions between the General Revenue Fund and the Fiscal Stabilization Fund are that amounts owed by the General Revenue Fund to the Fiscal Stabilization Fund must be repaid to the General Revenue Fund by the Fiscal Stabilization Fund. Canadian generally accepted accounting principles for the public sector do not allow the General Revenue Fund to record changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund.

     In 2001, the financial statements show a liability of $775 million owed to the Fiscal Stabilization Fund and an expenditure of $775 million. It is not appropriate to record the $775 million as an expenditure because the Fiscal Stabilization Fund must return the $775 million to the General Revenue Fund. In my opinion, instead of recording an expenditure of $775 million, the financial statements should record an asset of $775 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2001, would increase by $775 million and the accumulated deficit would decrease by $775 million. Also, expenditure would decrease by $775 million and the surplus for the year would increase by $775 million.

     In 2002, the financial statements show a liability of $495 million owed to the Fiscal Stabilization Fund and revenue of $280 million from the Fiscal Stabilization Fund. It is not appropriate to record the $280 million as revenue because it is not revenue earned by the General Revenue Fund but is the reduction in the amount owed to the Fiscal Stabilization Fund by the General Revenue Fund. In my opinion, instead of recording revenue of $280 million, the financial statements should show an asset of $495 million owed to the General Revenue Fund from the Fiscal Stabilization Fund. Had the transaction been properly recorded, financial assets as at March 31, 2002, would increase by $495 million and the accumulated deficit would decrease by $495 million. Also, revenue from the Fiscal Stabilization Fund would decrease by $280 million and the surplus for the year would decrease by $280 million.

2. The General Revenue Fund is responsible for the liabilities of several pension funds. Note 7 states that the pension liabilities are not recorded in these financial statements. In my opinion, the pension liabilities should be recorded in the financial statements. Had pension liabilities been recorded, liabilities and accumulated deficit as at March 31, 2002, would increase by $3,952 million (2001 - $3,913 million) and expenditure would increase by $39 million (2001 - $112 million) and surplus for the year would decrease by $39 million (2001 - $112 million).


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12                                                   Public Accounts, 2001-02
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OPINION
In my opinion, except for the effects of recording changes in the amounts due to the Fiscal Stabilization Fund as revenues or expenditures of the General Revenue Fund and the failure to record pension liabilities as described in the preceding paragraphs, these financial statements present fairly, in all material respects, the financial position of the General Revenue Fund as at March 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for the public sector.

Regina, Saskatchewan                                  Fred Wendel, CMA, CA
June 4, 2002                                          Provincial Auditor


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General Revenue Fund                                                       13
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GENERAL REVENUE FUND
STATEMENT OF FINANCIAL ASSETS, LIABILITIES, AND ACCUMULATED DEFICIT
As at March 31, 2002

                                                                 (thousands of dollars)
----------------------------------------------------------------------------------------
Schedule                                                            2002           2001
----------------------------------------------------------------------------------------

FINANCIAL ASSETS
      Cash and temporary investments (note 3)................$   130,194   $    361,328
      Prepaid expenditures...................................      3,131          2,137
  1   Accounts receivable....................................    479,403        432,412
      Agricultural land held for resale (note 4).............    111,370        112,653
      Deferred charges.......................................     47,290         57,161
      Deferred foreign exchange loss.........................    227,577        234,326
  2   Loans to Crown corporations............................  3,608,190      3,478,962
  3   Other loans ...........................................    101,322         37,675
      Equity investment in Crown Investments Corporation of
        Saskatchewan ........................................  1,242,452      1,362,452
----------------------------------------------------------------------------------------
TOTAL FINANCIAL ASSETS                                         5,950,929      6,079,106
----------------------------------------------------------------------------------------

LIABILITIES
  4   Accounts payable and accrued liabilities ..............    651,106        740,897
  5   Deposits held..........................................  1,064,992      1,391,145
      Unearned revenue.......................................     74,503         73,482
6,7&8 Debt................................................... 11,170,089     10,884,441
----------------------------------------------------------------------------------------
TOTAL LIABILITIES                                             12,960,690    13,089,965
----------------------------------------------------------------------------------------
ACCUMULATED DEFICIT                                          $(7,009,761) $ (7,010,859)
========================================================================================
(See accompanying notes)
      Tangible capital assets (note 5)
      Pension liabilities, contingencies, and commitments (notes 7, 11, 12)
  9   Guaranteed debt


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14                                                   Public Accounts, 2001-02
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GENERAL REVENUE FUND
STATEMENT OF REVENUE, EXPENDITURE, AND ACCUMULATED DEFICIT
For the Year Ended March 31, 2002

                                                                                         (thousands of dollars)
----------------------------------------------------------------------------------------------------------------
                                                                          Budget         ACTUAL          Actual
Schedule                                                                    2002           2002            2001
----------------------------------------------------------------------------------------------------------------
REVENUE
    10 Taxation.....................................................$  3,178,500   $  3,022,179     $ 3,202,234
    10 Non-renewable resources .....................................     877,300        903,044       1,292,714
    10 Transfers from Government entities...........................     557,700        561,337       1,055,387
    10 Other own-source revenue.....................................     320,400        335,428         331,104
    10 Transfers from the federal government .......................   1,107,800      1,237,086         872,164
----------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                          6,041,700      6,059,074       6,753,603
----------------------------------------------------------------------------------------------------------------
OPERATING EXPENDITURE
Executive Branch of Government
       Agriculture and Food.........................................     337,103        400,420         221,481
       Centenary Fund...............................................      30,000         29,919          29,954
       Culture, Youth and Recreation................................      29,709         23,346           6,318
       Economic and Co-operative  Development.......................      67,896         70,144          72,529
       Education....................................................     614,923        621,082         581,635
       Energy and Mines.............................................      30,301         29,924          18,880
       Environment and Resource Management..........................     130,022        137,428         125,356
           - Forest Fire Contingency Fund...........................      40,000         40,000           3,848
       Executive Council............................................       7,707          7,462           7,227
       Finance .....................................................     212,318        211,501         197,911
       Health.......................................................   2,207,228      2,199,753       2,025,833
           - Transition Fund........................................           -              -          49,817
       Highways and Transportation..................................     311,692        309,306         273,307
       Intergovernmental and Aboriginal Affairs.....................      46,422         51,928          34,653
       Justice......................................................     235,376        237,086         232,207
       Labour.......................................................      13,408         13,117          12,637
       Municipal Affairs and Housing................................     170,778        170,550         181,060
       Post-Secondary Education and Skills Training.................     511,486        508,942         528,407
       Public Service Commission....................................       8,965          8,945           8,165
       Rural Revitalization Office..................................         800            597               -
       Saskatchewan Municipal Board.................................       1,101            956             901
       Saskatchewan Property Management Corporation.................      21,719         24,502          22,017
       Saskatchewan Research Council................................       8,390          8,306           9,172
       Saskatchewan Water Corporation...............................       8,810          8,722           9,444
       Social Services..............................................     588,492        579,956         578,574
       Women's Secretariat..........................................       1,183          1,178           1,150
LEGISLATIVE BRANCH OF GOVERNMENT
       Chief Electoral Officer......................................         710            841           1,187
       Conflict of Interest Commissioner............................         122             91              90
       Information and Privacy Commissioner.........................         105             84              85
       Legislative Assembly.........................................      17,571         17,239          15,737
       Ombudsman and Children's Advocate............................       2,651          2,704           2,540
       Provincial Auditor...........................................       5,136          5,136           4,698
----------------------------------------------------------------------------------------------------------------
Total Operating Expenditure (note 10)                                  5,662,124      5,721,165       5,256,820
----------------------------------------------------------------------------------------------------------------
Operating Surplus...................................................     379,576        337,909       1,496,783
Finance - Servicing the Debt (note 9)...............................    (640,500)      (616,811)       (664,092)
Transfer from (to) the Fiscal Stabilization Fund....................     263,700        280,000        (775,000)
----------------------------------------------------------------------------------------------------------------
SURPLUS FOR THE YEAR................................................       2,776          1,098          57,691
Accumulated deficit, beginning of year..............................  (7,010,859)    (7,010,859)     (7,068,550)
----------------------------------------------------------------------------------------------------------------
ACCUMULATED DEFICIT, END OF YEAR (NOTE 8)                           $ (7,008,083)  $ (7,009,761)    $(7,010,859)
================================================================================================================
(See accompanying notes)



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General Revenue Fund                                                       15
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GENERAL REVENUE FUND
STATEMENT OF CASH FLOW
For the Year Ended March 31, 2002
                                                         (thousands of dollars)
--------------------------------------------------------------------------------
Schedule                                                  2002             2001
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
--------------------------------------------------------------------------------
   Surplus  for the year.............................$    1,098     $    57,691
   Add (deduct) non-cash items
   Amortization of foreign exchange gains and losses.    17,196          14,095
11 Loss on loans and investments.....................      (296)           (779)
12 Net change in non-cash operating activities ......  (126,884)       (101,570)
   Earnings retained in sinking funds................   (35,216)        (36,256)
--------------------------------------------------------------------------------
CASH (USED FOR) OPERATING ACTIVITIES                   (144,102)        (66,819)
--------------------------------------------------------------------------------
INVESTING ACTIVITIES
13 Loan Advances.....................................  (420,525)       (495,314)
13 Loan Repayments...................................   296,017         672,002
13 Sinking funds' contributions received from Crown
   corporations......................................    23,364          24,583
13 Contributions made to sinking funds...............   (82,041)        (77,252)
13 Other.............................................   121,223           1,286
--------------------------------------------------------------------------------
CASH (USED FOR) PROVIDED BY INVESTING ACTIVITIES        (61,962)        125,305
--------------------------------------------------------------------------------
FINANCING ACTIVITIES
   Proceeds from debt................................ 1,329,476       1,940,265
   Repayment of debt.................................(1,028,393)     (2,238,399)
   (Decrease) Increase in deposits held..............  (326,153)        148,754
--------------------------------------------------------------------------------
CASH (USED FOR) FINANCING ACTIVITIES                    (25,070)       (149,380)
--------------------------------------------------------------------------------
(DECREASE) IN CASH AND TEMPORARY INVESTMENTS ........  (231,134)        (90,894)
Cash and temporary investments, beginning of year ...   361,328         452,222
--------------------------------------------------------------------------------
CASH AND TEMPORARY INVESTMENTS, END OF YEAR          $  130,194     $   361,328
================================================================================
(See accompanying notes)


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16                                                   Public Accounts, 2001-02
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GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended March 31, 2002

1. SIGNIFICANT ACCOUNTING POLICIES

These financial statements are prepared in accordance with the generally accepted accounting principles for senior governments as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants, with the following exceptions:

o transfers to and from the Fiscal Stabilization Fund are included in the determination of surplus for the year; and

o pension liabilities are not recorded in the financial statements. The General Revenue Fund accounts for pension obligations on a cash basis.

The significant accounting policies are summarized below.

A) REPORTING ENTITY

The General Revenue Fund is the general fund which receives all revenues unless otherwise specified by law. Spending from the General Revenue Fund is appropriated by the Legislative Assembly.

Other government entities such as special purpose funds, Crown corporations, and other agencies, report separately in other financial statements. Only financial transactions to or from these other entities are included in the General Revenue Fund. The net expenditures/recoveries for revolving funds' operations are charged to expenditure.

The Government's summary financial statements which include the financial activities of the General Revenue Fund and other government entities are provided separately.

B) BASIS OF ACCOUNTING

The accrual basis of accounting is used and specifically expressed as follows:

REVENUE

Except for corporate and personal income taxes which are recorded when received from the federal government, revenues are recorded on the accrual basis.

Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

EXPENDITURE

Expenditures are recorded on the accrual basis except for pension costs which are recorded on the cash basis, and include the cost of tangible capital assets and inventories received during the year.

Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

ASSETS

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

TEMPORARY INVESTMENTS are recorded at the lower of cost or market.

AGRICULTURAL LAND HELD FOR RESALE is valued at the lower of cost or net realizable value, on an aggregate basis.

DEFERRED CHARGES include issue costs and net discounts or premiums incurred on the issue of long-term debt. They are recorded at cost and amortized on a straight line basis over the remaining life of the debt issue.

DEFERRED FOREIGN EXCHANGE LOSS includes unrealized foreign exchange gains and losses resulting from conversion of debt and sinking funds' investments, held for general government purposes in a foreign currency, to the Canadian dollar equivalent at March 31. Unrealized foreign exchange gains and losses are amortized on a straight line basis over the remaining life of the debt issue. Realized foreign exchange gains or losses, resulting from transactions for general government purposes, are included in servicing the debt.

LOANS TO CROWN CORPORATIONS and OTHER LOANS generally have fixed repayment terms and are interest bearing. Short-term loans to Crown corporations are recorded at par; all other loans are recorded at cost. Interest received on these loans is netted against interest paid on money borrowed for these loans.

General Revenue Fund                                                       17
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GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS


EQUITY INVESTMENT IN CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN is an advance to the corporation to form its equity capitalization and is recorded at cost.

Where there has been a loss in value that is other than a temporary decline, loans and equity investments are written down to recognize the loss.

TANGIBLE CAPITAL ASSETS and INVENTORIES, except for agricultural land held for resale, are recorded as an expenditure in the period acquired.

LIABILITIES

Reported liabilities include obligations to outside organizations and individuals as a result of transactions and events occurring prior to year end. They are the result of financial obligations to repay borrowings or to pay for goods and services acquired prior to year end, and of revenue, where goods or services will be delivered in the future.

UNEARNED REVENUE consists mainly of revenue for Crown mineral leases and motor vehicle fees that will be earned in a subsequent fiscal year.

DEBT is issued for general government purposes and for Crown corporations. All debt is recorded at par.

Premiums, discounts, and issue costs incurred on debt issued for general government purposes are recorded as deferred charges and amortized on a straight line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. The General Revenue Fund is reimbursed by Crown corporations for all sinking fund contributions made on debt incurred on their behalf. Premiums and discounts on long-term investments within the sinking fund are amortized by the type of security on a constant yield basis.

Debt issues and sinking funds' investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

Interest, discounts, premiums and commissions on money borrowed for Crown corporations and others are netted against reimbursements by these entities.

GUARANTEED DEBT includes guarantees by the Minister of Finance, made through specific agreements or legislation, to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

2. MEASUREMENT UNCERTAINTY

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of non-renewable resource royalties, and the federal government's Equalization and the Canada Health and Social Transfer. The uncertainty arises from factors such as price and production sensitivities in the royalty structures, and the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country. Management considers that it is reasonably possible that changes in future conditions in the near term could require a material change in the amounts recognized. Near term is defined as a period of time not to exceed one year from the date of the financial statements.

3. CASH AND TEMPORARY INVESTMENTS

The market value of cash and temporary investments is $130.2 million (2001 - $361.6 million). Temporary investments are generally for less than 30 days, and have an average effective interest rate of 2.02 per cent.

18                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS


4. AGRICULTURAL LAND HELD FOR RESALE

The estimated net realizable value of the agricultural land held for resale at March 31, 2002 is $196.9 million (2001 - $202.2 million).

5. TANGIBLE CAPITAL ASSETS

Tangible capital assets are recorded as an expenditure in the year acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. These assets are a key component in the delivery of government programs and provide on-going value to the public.

Tangible capital assets are valued at cost. All costs directly attributable to the acquisition, construction, development or betterment of the tangible capital assets are included.

Amortization is calculated using the straight line method based on the estimated useful life of each asset.

During the current year, tangible capital assets costing $153.8 million (2001
- $117.3 million) were acquired. The net book value of $1,333.0 million (2001
- $1,271.1 million) represents the cost of tangible capital assets less an estimate of the portion of the assets used in the delivery of services.

The following table includes assets held for use and does not include assets acquired by right or heritage assets and certain assets available for public use.

The Saskatchewan Property Management Corporation (SPMC) also acquires tangible capital assets for use in day to day operations. SPMC manages most of the buildings and land used in the provision of services to the public. These assets are reported separately in the financial statements of SPMC.

                                                                                                        (thousands of dollars)
--------------------------------------------------------------------------------------------------------------------------------
                                                                2002                                                     2001
                          ------------------------------------------------------------------------------------------------------
                                                                                   Office
                              Highways   Machinery &   Computer     Computer  Furniture &                   Total        Total
                             & Bridges(*)  Equipment   Hardware     Software    Equipment      Other                 (Restated)
--------------------------------------------------------------------------------------------------------------------------------
                             15 years -                                                      3 years -
Estimated useful life        Indefinite     10 years    3 years      3 years   5-10 years   Indefinite
--------------------------------------------------------------------------------------------------------------------------------
Opening cost............. $  2,367,204   $   15,902  $  27,009     $  4,588     $ 10,166     $ 14,925   $ 2,439,794  $ 2,361,945
Additions ...............      132,315        1,682      8,109        6,521        2,098        3,053       153,778      117,340
Disposals................      (28,280)      (1,659)    (7,853)        (679)         (99)           -       (38,570)     (39,491)
--------------------------------------------------------------------------------------------------------------------------------

Closing cost of tangible
 capital assets              2,471,239       15,925     27,265       10,430       12,165       17,978     2,555,002    2,439,794
--------------------------------------------------------------------------------------------------------------------------------
Opening accumulated
 amortization............    1,136,158        7,532     15,137        2,550        3,136        4,155     1,168,668    1,120,052
Annual amortization......       72,228        1,716     10,404        3,492        1,441        2,235        91,516       86,689
Write-downs..............           -            -          -            -            -            -             -            -
Disposals................      (28,280)      (1,263)    (7,853)        (679)         (98)          -        (38,173)     (38,073)
--------------------------------------------------------------------------------------------------------------------------------
Closing accumulated
amortization                 1,180,106        7,985     17,688        5,363        4,479        6,390     1,222,011    1,168,668
--------------------------------------------------------------------------------------------------------------------------------
Net Book Value of
 Tangible Capital
 Assets                   $  1,291,133   $    7,940  $   9,577     $  5,067     $  7,686     $ 11,588   $ 1,332,991  $ 1,271,126
--------------------------------------------------------------------------------------------------------------------------------


* During the year, the value of highways and bridges was established. Discounted replacement cost was used to estimate the cost of highways acquired prior to 1994-95 and bridges acquired prior to 1998-99.

6. RISK MANAGEMENT OF PUBLIC DEBT

Funds are borrowed in both domestic and foreign capital markets by issuing Province of Saskatchewan securities. This borrowing activity finances general government operations and the activities of Crown corporations. These transactions result in exposure to four types of risk - interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, a preference for fixed rate Canadian dollar denominated debt is maintained. Where market conditions dictate that other forms of debt are more attractive, opportunities are identified to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

General Revenue Fund                                                       19
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS


INTEREST RATE RISK is the risk that debt servicing costs will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. Opportunities are sought to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2002, 85.6 % (2001 - 81.6%) of the principal value of debt issues effectively carried a fixed rate of interest.

FOREIGN EXCHANGE RATE RISK is the risk that debt servicing costs will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, opportunities are sought to effectively convert it into Canadian dollar debt through the use of a cross currency swap. At March 31, 2002, 79.6% (2001 - 79.3%) of the principal value of debt issues was effectively denominated in Canadian dollars.

CREDIT RISK is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2002, 100% (2001 - 100%) of counterparties held a credit rating of A or higher, as defined by Standard and Poor's.

LIQUIDITY RISK is a risk that financial commitments will not be met over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short- term borrowing programs as contingent sources of liquidity.

Schedule 8 provides more detailed information regarding the use of derivative instruments.

7. PENSION LIABILITIES

The Government sponsors several defined benefit and defined contribution pension plans.

Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

DEFINED BENEFIT PENSION PLANS

Defined benefit pension plans provide benefits based on length of service and pensionable earnings. A typical defined benefit pension plan provides pensions equal to 2 per cent of a member's average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their pension plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

The two main plans are the Teachers' Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Members of the Legislative Assembly Superannuation Plan (MLA), Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long-term rates and short-term forecasts. Estimates vary based on the individual plan. The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP. PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP are paid from the General Revenue Fund.

20                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS


Information on the defined benefit pension plans follows:

                                                                                           2002                          2001
                                                                -------------------------------------------------------------
                                                                         TSP       PSSP        Others        Total      Total
-----------------------------------------------------------------------------------------------------------------------------
Plan status.....................................................      closed       closed      closed(1)      n/a        n/a
Member contribution rate, percentage of salary..................       7.85        7 - 9(2)    5 - 9(2)       n/a        n/a
Number of active members........................................      5,269        2,069          86        7,424      8,461
Average age of active members, years............................       50.6         52.1        55.0         51.1       49.9
Former members entitled to deferred pension benefits............      6,675          124          10        6,809      7,162
Number of superannuates and surviving spouses...................      9,533        5,701       2,015       17,249     16,629
Member contributions (thousands of dollars).....................   $ 22,000     $  6,278    $    359    $  28,637  $  29,627
Government contributions (thousands of dollars).................     56,000           -        4,807       60,807     54,803
Benefits paid (thousands of dollars)............................    224,326       92,586       6,569      323,481    306,930
-----------------------------------------------------------------------------------------------------------------------------

1 Judges is open to new membership, all other plans are closed.
2 Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP and PSSP are as follows:

------------------------------------------------------------------------------
                                                            TSP           PSSP
                                                         ---------------------
Rate of compensation increase............................ 3.5%             3%
Expected long-term rate of return on plan assets......... 7.5%            N/A
Discount rate............................................ 7.5%          6.25%
Inflation rate...........................................   3%             3%
------------------------------------------------------------------------------


Based on the latest actuarial valuation, extrapolated to March 31, 2002, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

                                                                                            (thousands of dollars)
------------------------------------------------------------------------------------------------------------------
                                                               2002                                          2001
------------------------- --------------  ----------  ---------- ---------- ------------   -----------  -----------
                               Actuarial     Accrued     Pension             Unamortized
                               Valuation     Benefit        Fund        Net   Estimation       Pension      Pension
Plan Name                           Date  Obligation      Assets Obligation Adjustments(1) Liabilities  Liabilities
------------------------- --------------  ----------  ---------- ---------- ------------   -----------  -----------
TSP2..................... Jun. 30/01      $3,682,000  $1,802,000 $1,880,000    $ 658,408   $ 2,538,408  $ 2,561,028
PSSP....................  Sept. 30/99      1,524,110           -  1,524,110     (183,174)    1,340,936    1,284,808
Others..................  Various            218,224     136,163     82,061      (8,922)        73,139       66,811
Total                                     $5,424,334  $1,938,163 $3,486,171    $ 466,312   $ 3,952,483  $ 3,912,647
========================= ==============  ==========  ========== ========== ============   ===========  ===========

1 Amortized to income over 1 to 13 years the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment gains during the year totalled $245.8 million.

2 The TSP accrued benefit obligation includes a liability of $78 million (2001 - $67.0 million) relating to the TSP disability provision.

At March 31, 2002 the market value of plan investments was $1.9 billion (2001
- $2.0 billion). Of this amount, 43.7 per cent (2001 - 42.4 per cent), was invested in fixed income securities and 50.7 per cent (2001 - 52.7 per cent) in equity investments.

The TSP's actual rate of return on plan assets was 4.9 per cent (2001 - 4.5 per cent).

DEFINED CONTRIBUTION PENSION PLANS

Defined contribution plans provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary.

The Government sponsors the Public Employees Pension Plan (PEPP), a multi-employer defined contribution pension plan. Employers are required to match employee current service contributions to this plan. The General Revenue Fund has fully funded its share. The General Revenue Fund also contributes to the Saskatchewan Teachers' Retirement Plan (STRP), sponsored by the Saskatchewan Teachers' Federation.

General Revenue Fund                                                       21
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS


Information on the defined contribution pension plans to which the General Revenue Fund contributes follows:

                                                                      2002                2001
                                                       ---------------------------------------
                                                           PEPP      STRP      Total     Total
----------------------------------------------------------------------------------------------

Plan status...........................................     open       n/a        n/a       n/a
Member contribution rate, percentage of salary........ 5 - 5.75(1)    n/a        n/a       n/a
Employer contribution rate, percentage of salary...... 5 - 5.75(1)    n/a        n/a       n/a
Number of active members, all employers...............   29,207       n/a     29,207    27,888
GENERAL REVENUE FUND PARTICIPATION:
Number of active members..............................   14,560       n/a     14,560    14,303
Number of inactive members............................    6,732       n/a      6,732     6,054
Member contributions (thousands of dollars)........... $ 25,501       n/a   $ 25,501  $ 24,065
Government contributions (thousands of dollars).......   25,637  $ 25,644     51,281    47,607
----------------------------------------------------------------------------------------------


1 Contribution rate varies based on employee group.

PENSION EXPENDITURE

Pensions are accounted for on a cash basis. The pension liabilities are not recorded in the financial statements.

                                                   (thousands of dollars)
-------------------------------------------------------------------------
                                                     2002           2001
-------------------------------------------------------------------------
Defined benefit plans........................ $   147,115    $   140,535
Defined contribution pension plans...........      51,281         47,607
-------------------------------------------------------------------------
Total pension expenditure.................... $   198,396    $   188,142
-------------------------------------------------------------------------


8. RESERVES

The accumulated deficit of $7,009.8 million consists of an unallocated deficit component of $7,021.7 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9. DEBT SERVICING COSTS
                                                     (thousands of dollars)
---------------------------------------------------------------------------
                                                        2002           2001
---------------------------------------------------------------------------
Total interest costs .......................... $   911,470    $ 1,020,168
Less interest reimbursed from Crown
  corporations and others......................    (319,507)      (378,116)
Other costs....................................      24,848         22,040
---------------------------------------------------------------------------
Total Debt Servicing Costs                     $    616,811   $    664,092
---------------------------------------------------------------------------


10.  OPERATING EXPENDITURE BY FUNCTION AND BY OBJECT

Operating expenditure by function is reported as follows:
                                                        (thousands of dollars)
-------------------------------------------------------------------------------
                                                             2002          2001
-------------------------------------------------------------------------------
Agriculture...........................................  $  401,154  $   219,235
Community development.................................     167,418      147,507
Economic development..................................     109,899      115,000
Education.............................................   1,089,924    1,069,811
Environment and natural resources.....................     177,213      132,766
Health................................................   2,199,753    2,075,650
Protection of persons and property....................     244,762      240,299
Social services and assistance........................     686,970      683,648
Transportation........................................     336,628      299,199
Other.................................................     307,444      273,705
-------------------------------------------------------------------------------
Total Operating Expenditure...........................  $5,721,165  $ 5,256,820
-------------------------------------------------------------------------------

Operating expenditure by object is reported as follows:

                                                     (thousands of dollars)
---------------------------------------------------------------------------
                                                        2002          2001
---------------------------------------------------------------------------
Personal services............................. $     514,460  $     478,425
Travel........................................        37,291         35,172
Transfers:
 Government entities..........................     2,080,135      1,849,311
 Other........................................     2,383,798      2,236,593
Supplier payments.............................       510,067        471,030
Other.........................................       195,414        186,289
---------------------------------------------------------------------------
Total Operating Expenditure................... $   5,721,165  $   5,256,820
---------------------------------------------------------------------------

22                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS

=============================================================================

11. CONTINGENCIES

A) GUARANTEED DEBT

At March 31, 2002, $260.8 million (2001 - $312.0 million) in loans were guaranteed by the Minister of Finance. Schedule 9 provides a listing of guaranteed debt.

B) LAWSUITS

Up to $42.5 million may be paid, depending on the outcome of lawsuits in progress.

C) INDIAN AND NORTHERN AFFAIRS CANADA

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and believes they are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether or not the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

12. COMMITMENTS

Major financial commitments include:

o treaty land entitlement agreement commitments valued at approximately $67.1 million over nine years; rural municipality and school division tax loss compensation of approximately $14.0 million as land achieves reserve status over the course of the agreements;

o research and development projects for new agriculture technology and opportunities in the agri-food industry, $13.1 million over five years;

o Weyerhaeuser Canada Ltd. agreement for road maintenance and construction, term indefinite, five year estimate of commitment, $23.5 million;

o Mistik Management agreement for road reconstruction, $1.6 million over two years;

o    capital grant projects, over the next three years, $90.3 million;

o    contracts for highway improvement, $36.8 million;

o    computer service agreements, $32.5 million over five years;

o projects to expand innovation and enhance the competitive ability of the Saskatchewan economy, $10.0 million, over four years; and

o an agreement with the Saskatchewan Medical Association for $7.8 million for recruitment, retention and continuing medical education initiatives for physicians.

Included are commitments for agriculture $13.1 million, education $51.1 million, health $51.0 million, transportation $61.9 million, community development $81.1 million, economic development $10.0 million, social services and assistance $6.5 million and other $22.0 million.

General Revenue Fund                                                       23
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
NOTES TO THE FINANCIAL STATEMENTS

13. RELATED PARTY TRANSACTIONS

Included in these financial statements are transactions with various Saskatchewan Crown corporations, agencies, boards, and commissions related to the General Revenue Fund by virtue of common control by the Government of Saskatchewan.

Routine operating transactions with related parties are recorded at the rates charged by those organizations and are settled on normal trade terms. These transactions include:

o payments to related parties of approximately $102.8 million (2001 - $97.6 million) to Saskatchewan Property Management Corporation and $17.3 million (2001 - $18.6 million) to Saskatchewan Telecommunications Holding Corporation;

o taxation and non-renewable resource revenue received from related parties during 2001-02 of approximately $57.5 million (2001 - $56.0 million). In addition, Saskatchewan Provincial Sales Tax and Fuel Tax are received from related parties on all taxable purchases.

Other transactions with related parties and amounts due to or from them are described separately in these financial statements.

14. TRUST FUNDS

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the General Revenue Fund at March 31, 2002, were as follows:

                                                         (thousands of dollars)
-------------------------------------------------------------------------------
                                                            2002           2001
-------------------------------------------------------------------------------
Superannuation funds and pension plans(1)........... $ 5,901,771    $ 5,821,892
Public Trustee's Trust Account......................     139,542        135,357
Other trusts........................................      37,346         35,957
-------------------------------------------------------------------------------
Total                                                $ 6,078,659    $ 5,993,206
===============================================================================


1 The balance reflects the latest financial statements of the funds and plans closest to March 31, 2002.

15. COMPARATIVE FIGURES

Certain of the 2001 figures have been reclassified to conform with the current year presentation. With regard to expenditures, the figures are reported on the same basis as the Estimates for the prior year.

16. DEBT REDUCTION ACCOUNT

This account was established pursuant to The Balanced Budget Act. The Debt Reduction Account is an accounting of the accumulated surpluses of the General Revenue Fund commencing April 1, 1995.

                                                       (thousands of dollars)
----------------------------------------------------------------------------
                                                      Budget      Actual
----------------------------------------------------------------------------
Debt reduction account, beginning of year..........$ 629,642   $ 629,642
Reduction in accumulated deficit for the year......    2,776       1,098
----------------------------------------------------------------------------
Debt Reduction Account, End of Year                $ 632,418  $  630,740
============================================================================

24                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GENERAL REVENUE FUND
Schedules to the Financial Statements
For the Year Ended March 31, 2002

Schedule 1 - Accounts Receivable
                                                      (thousands of dollars)
----------------------------------------------------------------------------
                                                       2002            2001
----------------------------------------------------------------------------
Taxation ........................................$  159,527       $ 146,589
Non-renewable resources..........................   123,961         119,852
Transfers from Government entities...............    94,171          74,822
Other own-source revenue.........................    64,255          60,340
Transfers from the federal government............    44,827          35,998
Other accounts receivable........................    54,969          50,818
----------------------------------------------------------------------------
                                                    541,710         488,419
----------------------------------------------------------------------------
Less: Provisions for losses......................    62,307          56,007
----------------------------------------------------------------------------
TOTAL ACCOUNTS RECEIVABLE                        $  479,403       $ 432,412
============================================================================
Accounts Receivable include $96.0 million due from related parties (2001 - $76.6 million).

SCHEDULE 2 - LOANS TO CROWN CORPORATIONS
                                                      (thousands of dollars)
------------------------------------------------------------------------------
                                                          2002            2001
------------------------------------------------------------------------------
SHORT-TERM LOANS
Agricultural Credit Corporation of Saskatchewan.......$  5,400        $      -
Information Services Corporation of Saskatchewan......  24,336          20,246
Saskatchewan Opportunities Corporation................  35,201          32,065
Saskatchewan Water Corporation........................   3,258           1,823
SaskEnergy Incorporated............................... 169,600         241,000
------------------------------------------------------------------------------
TOTAL SHORT-TERM LOANS                                 237,795         295,134
------------------------------------------------------------------------------

                                                                PRINCIPAL      LESS SINKING
                                                               OUTSTANDING     FUND EQUITY
-------------------------------------------------------------------------------------------------------------------------
LONG-TERM LOANS
Agricultural Credit Corporation of Saskatchewan................$   33,951        $      -         33,951          59,835
Crown Investments Corporation of Saskatchewan..................   175,027         155,017         20,010          43,203
Information Services Corporation of Saskatchewan...............    30,000               -         30,000               -
Municipal Financing Corporation of Saskatchewan................    24,575               -         24,575          59,575
Saskatchewan Housing Corporation...............................   139,959           1,603        138,356         156,157
Saskatchewan Opportunities Corporation.........................   130,000           2,798        127,202         118,187
Saskatchewan Power Corporation................................. 2,007,664         104,458      1,903,206       1,710,159
Saskatchewan Property Management Corporation...................     5,500               -          5,500               -
Saskatchewan Telecommunications Holding Corporation...            463,462          29,840        433,622         437,446
Saskatchewan Water Corporation.................................    38,984           3,294         35,690          36,780
SaskEnergy Incorporated........................................   634,186          15,903        618,283         562,486
-------------------------------------------------------------------------------------------------------------------------
TOTAL LONG-TERM LOANS                                          $3,683,308        $312,913      3,370,395       3,183,828
-------------------------------------------------------------------------------------------------------------------------
TOTAL LOANS TO CROWN CORPORATIONS                                                             $3,608,190      $3,478,962
========================================================================================================================

General Revenue Fund                                                       25
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
Schedules to the Financial Statements

SCHEDULE 3 - OTHER LOANS

                                                                               (thousands of dollars)
-----------------------------------------------------------------------------------------------------
                                                                  2002                  2001
-----------------------------------------------------------------------------------------------------
AGRICULTURE AND FOOD
Agri-Food Equity Fund... ..............................             $  22,825               $ 17,825
Short-term Hog Loans...................................   $  1,361              $ 6,030
   Less:  Provision for Loss...........................        273      1,088      1,209       4,821
                                                          --------              --------

ECONOMIC AND CO-OPERATIVE DEVELOPMENT
Economic Development Loans.............................      3,478                 3,794
   Less:  Provision for Loss...........................      2,285      1,193      2,395       1,399
                                                          --------              --------
Hudson Bay Mining and Smelting Co. Ltd.................                 2,405                  2,513
Northern Economic Development..........................      3,610                 3,237
   Less:  Provision for Loss...........................        972      2,638        733       2,504
                                                          --------              --------
Small Business Loans Association.......................      8,172                 7,941
   Less:  Provision for Loss...........................      1,827      6,345      1,522       6,419
                                                          --------              --------

FINANCE
Treasury Advances......................................                 1,307                  1,337

POST-SECONDARY EDUCATION AND SKILLS TRAINING
Saskatchewan Student Aid Fund..........................                62,790                      -

OTHER..................................................                   731                    857
-----------------------------------------------------------------------------------------------------
TOTAL OTHER LOANS                                                   $ 101,322               $ 37,675
=====================================================================================================


26                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------

GENERAL REVENUE FUND
SCHEDULES TO THE FINANCIAL STATEMENTS

SCHEDULE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
                                                   (thousands of dollars)
-------------------------------------------------------------------------
                                                        2002        2001
-------------------------------------------------------------------------
Personal services..................................$  49,907   $  34,210
Travel.............................................    3,542       3,540
Transfers..........................................  289,245     273,396
Supplier payments..................................   56,044      73,745
Accrued interest ..................................  152,799     178,530
Transfers payable to the federal government........   24,960      21,588
Other accounts payable and accrued liabilities.....   74,609     155,888
-------------------------------------------------------------------------
TOTAL ACCOUNTS PAYABLE AND ACCRUED LIABILITIES     $ 651,106   $ 740,897
=========================================================================
Total includes $154.5 million payable to related parties (2001 - $107.3 million) and $29.3 million payable to the federal government (2001 - $51.1 million).

SCHEDULE 5 - DEPOSITS HELD

                                                       (thousands of dollars)
------------------------------------------------------------------------------------
                                                                   2002        2001
------------------------------------------------------------------------------------
DEPOSITS HELD ON BEHALF OF GOVERNMENT ENTITIES AND OTHERS
Agri-Food Equity Fund........................................$    3,582  $    2,278
Agri-Food Innovation Fund....................................    10,328      14,578
Cattle Marketing Deductions Fund.............................     4,006       3,248
Crop Reinsurance Fund of Saskatchewan........................   118,892     102,959
Extended Health Care Plans...................................     8,860       5,597
Fiscal Stabilization Fund....................................   495,000     775,000
Fish and Wildlife Development Fund...........................     4,547       4,276
Forest Fire Contingency Fund.................................    33,995           -
Liquor and Gaming Authority..................................    32,348      12,925
Millennium Scholarship Trust Fund............................     9,781           -
New Crops Insurance Program..................................    23,732      28,630
Public Employees Dental Fund ................................    11,828       9,222
Public Employees Pension Plan................................     6,279       5,714
Queen's Bench Court Accounts.................................     8,335       9,614
Saskatchewan Agricultural Stabilization Fund.................     4,721      56,242
Saskatchewan Crop Insurance Corporation......................   166,204     262,346
Saskatchewan Grain Car Corporation...........................    13,116      11,659
Saskatchewan Health Information Network......................     4,667       2,007
Saskatchewan Student Aid Fund ...............................    72,191      57,136
School Division Tax Loss Compensation Fund...................     3,822       3,096
Teachers' Superannuation Commission..........................     3,876       4,171
Transportation Partnership Fund..............................     5,339       2,973
Other........................................................    17,705      15,111
CONDITIONAL RECEIPTS.........................................     1,838       2,363
------------------------------------------------------------------------------------
TOTAL DEPOSITS HELD                                          $1,064,992  $1,391,145
====================================================================================

General Revenue Fund                                                       27
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
SCHEDULES TO THE FINANCIAL STATEMENTS

SCHEDULE 6 - DEBT

                                                                                                  (thousands of dollars)
------------------------------------------------------------------------------------------------------------------------
                                                                      2002                                         2001
                                             ------------------------------------------------------------  -------------
                                                                                     LESS
                                                 PROMISSORY                       SINKING
                                                      NOTES     DEBENTURES          FUNDS(1)        DEBT           DEBT
------------------------------------------------------------------------------------------------------------------------
CROWN CORPORATION PURPOSES
Agricultural Credit Corporation
  of Saskatchewan................................$    5,400   $     33,951      $       -    $    39,351    $    59,835
Crown Investments Corporation
  of Saskatchewan................................         -        175,027        155,017         20,010         43,203
Information Services Corporation
  of Saskatchewan................................    24,336         30,000              -         54,336         20,246
Municipal Financing Corporation
  of Saskatchewan................................         -         24,575              -         24,575         59,575
Saskatchewan Housing Corporation...............           -        139,959          1,603        138,356        156,157
Saskatchewan Opportunities Corporation......         35,201        130,000          2,798        162,403        150,252
Saskatchewan Power Corporation...................         -      2,007,664        104,458      1,903,206      1,710,159
Saskatchewan Property Management
   Corporation...................................         -          5,500              -          5,500              -
Saskatchewan Telecommunications
  Holding Corporation............................         -        463,462         29,840        433,622        437,446
Saskatchewan Water Corporation...................     3,258         38,984          3,294         38,948         38,603
SaskEnergy Incorporated..........................   169,600        634,186         15,903        787,883        803,486
                                                 -----------------------------------------------------------------------
TOTAL CROWN CORPORATION PURPOSES                    237,795      3,683,308        312,913      3,608,190      3,478,962
------------------------------------------------------------------------------------------------------------------------
GENERAL GOVERNMENT PURPOSES                         164,205      8,001,698        604,004      7,561,899      7,405,479
------------------------------------------------------------------------------------------------------------------------
DEBT(2)                                          $  402,000   $ 11,685,006      $ 916,917    $11,170,089    $10,884,441
========================================================================================================================
Debt repayable in foreign currency has been restated in Canadian dollar equivalents.
1  See Schedule 7 for information on sinking funds.
2  See Schedule 8 for information on debt by maturity.


28                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
SCHEDULES TO THE FINANCIAL STATEMENTS

SCHEDULE 7 - SINKING FUNDS

                                                                                                     (thousands of dollars)
-----------------------------------------------------------------------------------------------------------------------------
                                                  2001                                     2002
-----------------------------------------------------------------------------------------------------------------------------
                                               SINKING                               LESS          CURRENCY         SINKING
                                                 FUNDS    CONTRIBUTIONS   EARNINGS   REDEMPTIONS   ADJUSTMENT         FUNDS
-----------------------------------------------------------------------------------------------------------------------------
Crown Corporation Purposes
Agricultural Credit Corporation of
  Saskatchewan...............................$   7,116       $      -     $    181   $   7,297     $       -     $        -
Crown Investments Corporation of
  Saskatchewan...............................  232,992          5,000       10,850      93,825             -        155,017
Saskatchewan Housing Corporation.............      949            585           69           -             -          1,603
Saskatchewan Opportunities Corporation.          1,813            850          135           -             -          2,798
Saskatchewan Power Corporation...............   87,539          9,961        6,242           -           716        104,458
Saskatchewan Telecommunications
  Holding Corporation........................   24,406          3,226        1,927           -           281         29,840
Saskatchewan Water Corporation...............    2,832            302          160           -             -          3,294
SaskEnergy Incorporated......................   11,701          3,440          762           -             -         15,903
-----------------------------------------------------------------------------------------------------------------------------
Total Crown Corporation Purposes               369,348         23,364       20,326     101,122           997        312,913
General Government Purposes                    507,276         58,677       35,216           -         2,835        604,004
-----------------------------------------------------------------------------------------------------------------------------
Total Sinking Funds                          $ 876,624       $ 82,041     % 55,542   $ 101,122     $   3,832      $ 916,917
=============================================================================================================================


The market value of sinking funds at March 31, 2002 is $912.3 million (2001 - $890.3 million).

Sinking Fund earnings include gains on investment sales of $4.4 million (2001
- $7.5 million).

Annual contributions, when established by Order in Council, are set at not less than one per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

                                                                                                          (thousands of dollars)
---------------------------------------------------------------------------------------------------------------------------------
                                                  2003           2004         2005           2006            2007          TOTAL
---------------------------------------------------------------------------------------------------------------------------------
Contributions.................................$ 83,073        $83,073       $79,386        $69,762         $66,762       $382,056
Less recoverable from Crown
  corporations................................  21,688         21,688        20,891         20,641          19,823        104,731
---------------------------------------------------------------------------------------------------------------------------------
General Government Purposes                   $ 61,385        $61,385       $58,495        $49,121         $46,939       $277,325
=================================================================================================================================
Sinking Fund assets are as follows:                                                                       (thousands of dollars)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                             2002           2001
---------------------------------------------------------------------------------------------------------------------------------
Long-term Investments
  Province of Saskatchewan securities, coupon interest range, 4.75% to 10.25%;  range of term to
    maturity, 1.3 to 29.4 years...........................................................................$312,711       $370,036
  Government of Canada securities, coupon interest range, 5.0% to 7.25%;  range of term to
    maturity, 1.5 to 27.2 years........................................................................... 226,235         43,291
  Other provincial governments' securities, coupon interest range, 5.25% to 10.50%;  range of
    term to maturity, 4.0 to 37.3 years................................................................... 275,749        275,634
  Government of the United States securities, coupon interest range, 3.5% to 8.875%;  range of
     term to maturity, 4.6 to 28.9 years..................................................................  47,628         17,558
  Other...................................................................................................       -         12,951
Cash, short term investments and accrued interest ........................................................  54,594        157,154
---------------------------------------------------------------------------------------------------------------------------------
TOTAL SINKING FUNDS                                                                                       $916,917       $876,624
==================================================================================================================================


Short term investments include $0 million (2001 - $135.7 million) Province of Saskatchewan securities.

Cash, short term investments and accrued interest are disclosed net of $2.0 million in liabilities (2001 - $7.9 million).

Included are U.S. dollar cash, investments and accrued interest converted to $337.6 million Canadian (2001 - $289.6 million) at the exchange rate in effect at March 31, 2002, 1.5935 (March 31, 2001, 1.5774).

General Revenue Fund                                                       29
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
SCHEDULES TO THE FINANCIAL STATEMENTS

SCHEDULE 8 - DEBT BY MATURITY


                                                                                                (thousands of dollars)
------------------------------------------------------------------------------------------------------------------------
                                                              2002                                         2001
                                 ---------------------------------------------------------    --------------------------
                                    CANADIAN    U. S. DOLLAR                      AVERAGE                       Average
YEAR OF                               DOLLAR            DEBT           TOTAL       COUPON            Total       Coupon
MATURITY                                DEBT          (CDN $)         (CDN $)        RATE           (CDN $)        Rate
------------------------------------------------------------------------------------------    --------------------------
Short-term promissory notes       $  402,000      $        -     $   402,000        2.26%      $   633,100        5.01%
2001-02...........................         -               -               -                       777,985        8.82%
2002-03...........................   390,601               -         390,601       10.25%          396,350       10.18%
2003-04...........................   456,433          79,675         536,108        8.07%          538,841        8.06%
2004-05........................... 1,319,447               -       1,319,447        8.99%        1,325,744        8.97%
2005-06...........................   950,375               -         950,375        6.93%          903,928        7.05%
2006 - 07......................... 1,247,668               -       1,247,668        6.22%                -            -
---------------------------------------------   -------------   -------------                 -------------
1 - 5 YEARS                        4,766,524          79,675       4,846,199                     4,575,948
6-10 years........................ 2,501,115         309,139       2,810,254        7.14%        3,133,454        7.26%
11-15 years.......................   947,115         796,750       1,743,865        8.63%        1,826,032        8.70%
16-20 years.......................   376,888         796,750       1,173,638        9.05%          912,411        8.90%
21-25 years.......................   175,000         478,050         653,050        8.57%          903,220        8.86%
26-30 years.......................   860,000               -         860,000        6.09%          410,000        5.64%
---------------------------------------------   -------------   -------------                 -------------
                                   9,626,642       2,460,364      12,087,006                    11,761,065
Less:  Sinking funds                 579,334         337,583         916,917                       876,624
------------------------------------------------------------------------------------------    --------------------------
DEBT                               9,047,308       2,122,781     $11,170,089                   $ 10,884,441
========================================================================================================================


The average effective interest rate on debt during 2001-02 was 7.51% (2001 - 8.66%), and includes the impact of foreign exchange and the amortization of any premiums and discounts associated with the debentures.

The average term to maturity of debt outstanding at March 31, 2002 is 9.22 years (2001 - 8.89 years).

Debt includes Canada Pension Plan debentures of $1,219.6 million (2001 - $1,329.3 million) that are redeemable in whole or in part before maturity, on six months prior notice, at the option of the Minister of Finance of Canada. These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total debt includes $390.0 million (2001 - $310.0 million) that provides the holder with a choice of dates on which the debt matures. The year of maturity in the above table reflects the earliest possible date of maturity rather than the maximum term to maturity.

SENSITIVITY OF DEBT CHARGES

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2002 of 1.5935 (2001 - 1.5774). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2002 level would change debt charges by $3.2 million in 2002-03.

Debt includes floating rate debt of $1,746.3 million (2001 - $2,163.0 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would increase debt servicing costs by $12.6 million in 2002-03.

DERIVATIVE FINANCIAL INSTRUMENTS
Cross Currency Swaps

Included in debt are the following foreign denominated debt issues that have been hedged to Canadian dollars using cross currency swaps:

- debentures totalling 22.5 billion yen (2001 - 22.5 billion) fully hedged to $259.2 million Canadian (2001 - $259.2 million);

- debentures totalling 750.0 million U.S. dollars (2001 - 750.0 million) fully hedged to $1,037.0 million Canadian (2001 - $1,037.0 million);

- debentures totalling 102.3 million euros (2001 - 102.3 million) fully hedged to $154.1 million Canadian (2001 - $154.1 million); and

- debentures totalling 0 million Swiss francs (2001 - 200.0 million) fully hedged to $0 million Canadian (2001 - $145.4 million).

In total, cross currency swaps on a notional value of $1,709.4 million of debt (2001 - $1,854.8 million) existed at March 31, 2002.

Interest Rate Swaps

Interest rate swaps on a notional value of $1,197.2 million of debt (2001 - $947.2 million) existed at March 31, 2002.

Foreign Currency Forward Exchange Contracts

Forward purchase commitments to acquire, during 2002-03, $3.0 million U.S. dollars (2001 - $0) at a cost of $4.8 million Canadian (2001 - $0) were in place at March 31, 2002.

30                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
Schedules to the Financial Statements

SCHEDULE 9 - GUARANTEED DEBT
                                                     (thousands of dollars)
---------------------------------------------------------------------------
                                                         2002         2001
---------------------------------------------------------------------------
CROWN CORPORATIONS
The Municipal Financing Corporation Act
   Guaranteed debentures............................$   2,500     $  2,500
The Power Corporation Act
   National Trust Company...........................   10,003       12,007
   Luscar Ltd.......................................   23,465       25,105
   Saskatchewan Power savings bonds
     Series I - series VIl  (matured)...............       66          100
The Saskatchewan Development Fund Act
   Guaranteed investments...........................    1,200        1,272
The Saskatchewan Telecommunications Act
   Telebonds - series I
(matured)...........................................      159          164
---------------------------------------------------------------------------
TOTAL CROWN CORPORATIONS                               37,393       41,148
---------------------------------------------------------------------------
OTHER
The Community Bonds Act.............................       11        1,744
The Farm Financial Stability Act
   Breeder associations loan guarantees.............   16,224       15,970
   Feeder associations loan guarantees..............   11,839       15,560
Agricultural Income Disaster Assistance Program.....       52           53
The Government Organization Act
   The Saskatchewan Roughriders Football Club.......    1,660        1,260
The Housing and Special-care Homes Act
   Senior citizens' housing.........................       97          125
The Student Assistance and Student Aid Fund Act.....      296          314
The Industry and Commerce Development Act
  Saskferco Products Inc. ..........................  115,171      142,797
The NewGrade Energy Inc. Act
    NewGrade Energy Inc. ...........................   78,093       93,038
---------------------------------------------------------------------------
TOTAL OTHER                                           223,443      270,861
---------------------------------------------------------------------------
TOTAL GUARANTEED DEBT                                $260,836     $312,009
===========================================================================
In addition to the amount shown, there is a contingent liability for interest accrued on certain of these items.

Total guaranteed debt is net of a loss provision of $1.8 million (2001 - $1.0 million).

See page 31 for additional
information.

General Revenue Fund                                                       31
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
Schedules to the Financial Statements

SCHEDULE 9 (CONTINUED) - GUARANTEED DEBT

NATIONAL TRUST COMPANY
The government is contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expires in 2004.

LUSCAR LTD.
The Government has guaranteed a $45 million promissory note issued by Luscar Ltd. to finance the purchase of a dragline from Saskatchewan Power Corporation. The note is due in 2003. The amount recorded is net of $21.5 million (2001 - $19.9 million) for Luscar Ltd.'s equity in a sinking fund administered by the Minister of Finance.

BREEDER AND FEEDER ASSOCIATIONS
The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle/bison association are limited to $5 million for the breeder or feeder option. Guarantees for each sheep association are limited to $4 million for the breeder or feeder option.

SASKFERCO PRODUCTS INC.
The Government has guaranteed certain medium term notes issued by Saskferco to finance the construction of a nitrogen based fertilizer plant located near Belle Plaine. This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. The amount recorded is net of $120.7 million (2001 - $119.1 million) for Saskferco's equity in a sinking fund.

NEWGRADE ENERGY INC. (NEWGRADE)
The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. dollar denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar.

32                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
SCHEDULES TO THE FINANCIAL STATEMENTS

SCHEDULE 10 - REVENUE

                                                                              (thousands of dollars)
-----------------------------------------------------------------------------------------------------
                                                           Budget            ACTUAL           Actual
                                                             2002              2002             2001
-----------------------------------------------------------------------------------------------------
TAXATION
Corporation capital....................................   367,700        $  363,204       $  342,242
Corporation income.....................................   273,100           145,338          333,299
Fuel...................................................   367,700           353,765          345,136
Individual income...................................... 1,184,900         1,196,410        1,255,409
Sales..................................................   795,500           770,984          736,563
Tobacco................................................   124,600           120,049          122,012
Other .................................................    65,000            72,429           67,573
-----------------------------------------------------------------------------------------------------
Total Taxes                                             3,178,500         3,022,179        3,202,234
-----------------------------------------------------------------------------------------------------
NON-RENEWABLE RESOURCES
Natural gas............................................   167,900           129,067          239,305
Oil....................................................   511,500           555,337          799,049
Potash.................................................   160,900           179,658          199,296
Other..................................................    37,000            38,982           55,064
-----------------------------------------------------------------------------------------------------
Total Non-renewable Resources                             877,300           903,044        1,292,714
-----------------------------------------------------------------------------------------------------
TRANSFERS FROM GOVERNMENT  ENTITIES
Crown Investments Corporation of Saskatchewan..........   200,000           200,000                -
Liquor and Gaming Authority - Net Income ..............   312,700           315,710          316,412
Liquor and Gaming Authority - Retained Earnings........         -                 -          699,800
Other enterprises and funds............................    45,000            45,627           39,175
-----------------------------------------------------------------------------------------------------
Total Transfers from Government  Entities                 557,700           561,337        1,055,387
-----------------------------------------------------------------------------------------------------
OTHER OWN-SOURCE REVENUE
Fines, forfeits, and penalties.........................    14,100            14,331           12,732
Interest, premium, discount, and exchange..............    47,300            40,684           55,458
Motor vehicle fees.....................................   112,700           117,898          113,844
Other licences and permits.............................    47,500            41,100           42,011
Sales, services, and service fees......................    69,200            75,094           73,735
Transfers from other governments.......................    17,500            15,790           15,970
Other..................................................    12,100            30,531           17,354
-----------------------------------------------------------------------------------------------------
Total Other Own-source Revenue                            320,400           335,428          331,104
-----------------------------------------------------------------------------------------------------
TOTAL OWN-SOURCE REVENUE                                4,933,900         4,821,988        5,881,439
-----------------------------------------------------------------------------------------------------
TRANSFERS FROM THE FEDERAL GOVERNMENT
Canada Health and Social Transfer......................   594,000           608,908          552,378
Equalization  .........................................   377,000           492,017          175,247
Other .................................................   136,800           136,161          144,539
-----------------------------------------------------------------------------------------------------
TOTAL TRANSFERS FROM THE FEDERAL GOVERNMENT             1,107,800         1,237,086          872,164
-----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                          $6,041,700        $6,059,074       $6,753,603
=====================================================================================================

General Revenue Fund                                                       33
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
Schedules to the Financial Statements

SCHEDULE 11 - LOSS ON LOANS AND INVESTMENTS
                                                                         (thousands of dollars)
-------------------------------------------------------------------------------------------------
                                                                        2002                2001
-------------------------------------------------------------------------------------------------
Other loans........................................................$    (356)          $    (779)
Loss on sale of land...............................................       60                   -
-------------------------------------------------------------------------------------------------
TOTAL LOSS ON LOANS AND INVESTMENTS                                     (296)          $    (779)
=================================================================================================

SCHEDULE 12 - NET CHANGE IN NON-CASH OPERATING ACTIVITIES
                                                                          (thousands of dollars)
-------------------------------------------------------------------------------------------------
                                                                        2002                2001
-------------------------------------------------------------------------------------------------
(Increase) Decrease in prepaid expenditures........................     (994)          $      48
(Increase) in accounts receivable..................................  (46,991)            (37,070)
Decrease (Increase) in deferred charges............................    9,871             (23,910)
(Decrease) in accounts payable and accrued liabilities.............  (89,791)            (43,352)
Increase in unearned revenue.......................................    1,021               2,714
-------------------------------------------------------------------------------------------------
NET  CHANGE IN NON-CASH OPERATING ACTIVITIES                        (126,884)          $(101,570)
=================================================================================================

34                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------
GENERAL REVENUE FUND
Schedules to the Financial Statements

SCHEDULE 13 - INVESTING ACTIVITIES

                                                                                  (thousands of dollars)
---------------------------------------------------------------------------------------------------------
                                                                  2002                      2001
                                                          RECEIPTS  DISBURSEMENTS  Receipts Disbursements
---------------------------------------------------------------------------------------------------------
LOANS
Agricultural Credit Corporation of Saskatchewan.........$   33,000 $       5,400 $  168,600    $       -
Crown Investments Corporation of Saskatchewan...........   101,168             -          -            -
Information Services Corporation of Saskatchewan........         -        34,090          -       13,316
Municipal Financing Corporation of Saskatchewan.........    35,000             -     27,916            -
Saskatchewan Housing Corporation........................    41,647        24,500     27,603       10,336
Saskatchewan Opportunities Corporation..................         -        13,136          -       25,359
Saskatchewan Power Corporation..........................         -       200,000     54,703            -
Saskatchewan Property Management Corporation............         -         5,500          -            -
Saskatchewan Telecommunications Holding Corporation.....         -             -     89,693       90,000
Saskatchewan Water Corporation..........................       628         1,435     17,355            -
SaskEnergy Incorporated.................................    71,401        60,000    272,934      341,271
Other...................................................    13,173        76,464     13,198       15,032
--------------------------------------------------------------------------------------------------------
TOTAL LOAN RECEIPTS AND DISBURSEMENTS                      296,017       420,525    672,002      495,314
--------------------------------------------------------------------------------------------------------
SINKING FUNDS CONTRIBUTIONS                                 23,364        82,041     24,583       77,252
--------------------------------------------------------------------------------------------------------
OTHER
Equity Investment in Crown Investments Corporation of
  Saskatchewan                                             120,000             -          -            -
Other                                                        1,253            30      1,357           71
--------------------------------------------------------------------------------------------------------
TOTAL OTHER RECEIPTS AND DISBURSEMENTS                     121,253            30      1,357           71
--------------------------------------------------------------------------------------------------------
TOTAL RECEIPTS AND DISBURSEMENTS                           440,634       502,596    697,942      572,637
--------------------------------------------------------------------------------------------------------
NET (DISBURSEMENTS) RECEIPTS                            $  (61,962)              $  125,305
========================================================================================================

                          FISCAL STABILIZATION FUND
                                 (UNAUDITED)

                      This page left blank intentionally

Fiscal Stabilization Fund                                                  37
-----------------------------------------------------------------------------

FISCAL STABILIZATION FUND
SCHEDULE OF TRANSFERS AND ACCUMULATED BALANCE
For the Year Ended March 31, 2002
(unaudited)
                                                        (thousands of dollars)
-------------------------------------------------------------------------------
                                                  Budget       ACTUAL    Actual
                                                    2002         2002     2001
-------------------------------------------------------------------------------
Balance, beginning of year......................$775,000     $775,000  $      -
Transfer (to) from the General Revenue Fund.....(263,700)    (280,000)  775,000
-------------------------------------------------------------------------------
BALANCE, END OF YEAR                            $511,300     $495,000  $775,000
===============================================================================

The Fiscal Stabilization Fund (Fund) was established April 1, 2000, by The Fiscal Stabilization Fund Act. Its purpose is to stabilize the fiscal position of the Government to facilitate long-term planning.

Stabilization occurs through transfers between the Fund and the General Revenue Fund (GRF), as approved from time to time by Treasury Board.

Transfers to the Fund from the GRF are statutory disbursements.

Amounts transferred to the GRF from the Fund are available for expenditure subsequent to receiving required approval from the Legislative Assembly.

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


















                         SUMMARY FINANCIAL STATEMENTS

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


Summary Financial Statements                                               41
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
RESPONSIBILITY FOR SUMMARY FINANCIAL STATEMENTS

The Government is responsible for the Summary Financial Statements. The Government maintains a system of accounting and administrative controls to ensure that accurate and reliable financial statements are prepared and to get reasonable assurance that transactions are authorized, assets are safeguarded, and financial records are maintained.

The Provincial Comptroller prepares these statements following the Government's stated accounting policies and using the Government's best estimates and judgement when appropriate. He uses information from the accounts of the General Revenue Fund, Crown corporations, agencies, and other funds to prepare these statements.

The Provincial Auditor expresses an independent opinion on these statements. His report states the scope of his audit and opinion and appears on the following page.

Treasury Board approves the Summary Financial Statements. The Minister of Finance tables the statements in the Legislative Assembly as part of the Public Accounts. The Legislative Assembly refers the Public Accounts to the Standing Committee on Public Accounts for review.

On behalf of the Government of the Province of Saskatchewan.



Eric Cline
Minister of Finance





Ron Styles
Deputy Minister of Finance




Terry Paton
Provincial Comptroller

Regina, Saskatchewan
June 2002

                      This page left blank intentionally

Summary Financial Statements                                               43
-----------------------------------------------------------------------------


AUDITOR'S REPORT

To the Members of the Legislative Assembly of Saskatchewan


I have audited the summary statement of financial assets, liabilities, and accumulated deficit of the Government of Saskatchewan as at March 31, 2002 and the summary statements of revenue, expenditure, and accumulated deficit and cash flow for the year then ended. These financial statements are the responsibility of Treasury Board. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In my opinion, these summary financial statements present fairly, in all material respects, the financial position of the Government of Saskatchewan as at March 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles for governments.




Regina, Saskatchewan                                     Fred Wendel, CMA, CA
June 4, 2002                                             Provincial Auditor

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


Summary Financial Statements                                               45
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SUMMARY STATEMENT OF FINANCIAL ASSETS, LIABILITIES, AND ACCUMULATED DEFICIT As at March 31, 2002


                                                          (thousands of dollars)
--------------------------------------------------------------------------------------
                                                                 2002           2001
Schedule                                                                   (Restated)
--------------------------------------------------------------------------------------

FINANCIAL ASSETS
    Cash and temporary investments (note 2)................$   673,326    $   884,053
    Prepaid expenditures...................................     27,128         23,387
1   Accounts receivable....................................    708,155        660,989
    Inventories held for resale............................      6,534          6,587
    Land held for resale (note 3)..........................    124,231        128,894
    Deferred charges.......................................     58,528         65,947
    Deferred foreign exchange loss.........................    227,577        234,326
2   Loans and mortgages receivable.........................    112,176        142,229
3   Investment in government enterprises...................  2,247,746      2,280,313
4   Other investments......................................    640,957        722,849
--------------------------------------------------------------------------------------
TOTAL FINANCIAL ASSETS                                       4,826,358      5,149,574
--------------------------------------------------------------------------------------

LIABILITIES
   5     Accounts payable and accrued liabilities..........  1,085,525      1,156,684
   6     Other liabilities.................................     99,049         60,404
         Unearned revenue..................................    229,675        212,378
7,8 & 9  Public debt (note 6)..............................  8,167,690      8,032,557
         Pension liabilities (note 7)......................  3,952,483      3,912,647
--------------------------------------------------------------------------------------
TOTAL LIABILITIES                                           13,534,422     13,374,670
--------------------------------------------------------------------------------------
ACCUMULATED DEFICIT                                        $(8,708,064)   $ (8,225,096)
======================================================================================
(See accompanying notes)
       Tangible capital assets (note 4)
       Contingencies and commitments (notes 12 and 13)
10     Guaranteed debt

46                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SUMMARY STATEMENT OF REVENUE, EXPENDITURE, AND ACCUMULATED DEFICIT For the Year Ended March 31, 2002

                                                                            (thousands of dollars)
--------------------------------------------------------------------------------------------------
                                                                       2002                  2001
Schedule                                                                                (Restated)
--------------------------------------------------------------------------------------------------

REVENUE
  11    Taxation................................................$ 3,023,328            $3,203,256
  11    Non-renewable resources.................................    903,044             1,292,714
  11    Other own-source revenue................................  1,070,147               923,743
  11    Transfers from the federal government...................  1,517,880             1,028,823
--------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                     6,514,399             6,448,536
--------------------------------------------------------------------------------------------------
EXPENDITURE
        Agriculture..............................................   837,288               321,524
        Community development....................................   203,769               176,106
        Debt charges (note 9)....................................   890,784               947,229
        Economic development.....................................   140,963               150,793
        Education................................................   987,197             1,018,884
        Environment and natural resources .......................   156,393               148,558
        Health................................................... 2,423,522             2,223,259
        Protection of persons and property.......................   298,852               265,584
        Social services and assistance...........................   783,623               782,481
        Transportation...........................................   337,282               302,904
        Other....................................................   363,755               292,401
--------------------------------------------------------------------------------------------------
TOTAL EXPENDITURE (NOTE 10)                                       7,423,428             6,629,723
--------------------------------------------------------------------------------------------------
        Deficit from government service organizations............  (909,029)             (181,187)
   3    Income from government enterprises.......................   426,061               642,386
--------------------------------------------------------------------------------------------------
(DEFICIT) SURPLUS.............................................     (482,968)              461,199
Accumulated deficit, beginning of year, as restated (note 15)....(8,225,096)            (8,686,295)
--------------------------------------------------------------------------------------------------
ACCUMULATED DEFICIT, END OF YEAR (NOTE 8)                       $(8,708,064)           $(8,225,096)
==================================================================================================
(See accompanying notes)

Summary Financial Statements                                               47
-----------------------------------------------------------------------------



GOVERNMENT OF SASKATCHEWAN
SUMMARY STATEMENT OF CASH FLOW
For the Year Ended March 31, 2002


                                                                            (thousands of dollars)
-----------------------------------------------------------------------------------------------------
                                                                                2002            2001
Schedule                                                                                   (Restated)
-----------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
        (Deficit) Surplus for the year...................................$  (482,968)     $  461,199
        Add (deduct) non-cash items
   3       Income from government enterprises............................   (426,061)       (642,386)
           Amortization of foreign exchange gains and losses.............     17,196          14,095
  12       Gain on other investments.....................................   (114,396)        (69,950)
           (Reduction of) provision for loan/mortgage losses.............     (7,232)          2,513
        Dividends received from other investments........................      1,255             761
   3    Dividends received from government enterprises...................    458,628       1,261,281
  13    Net change in non-cash operating activities......................    (97,297)       (163,504)
-----------------------------------------------------------------------------------------------------
CASH (USED FOR) PROVIDED BY OPERATING ACTIVITIES                            (650,875)        864,009
-----------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
        Disposal of land held for resale .................................     4,663           2,086
        Net decrease in loans and mortgages receivable....................    37,285          14,937
        Acquisition of other investments..................................   (61,062)        (87,053)
        Disposition of other investments..................................   256,096          75,525
-----------------------------------------------------------------------------------------------------
CASH PROVIDED BY INVESTING ACTIVITIES                                        236,982           5,495
-----------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
        Proceeds from public debt.........................................   977,510       1,423,242
        Repayment of public debt..........................................  (852,825)     (1,653,850)
        Increase (decrease) in pension and other liabilities..............    78,481        (549,530)
-----------------------------------------------------------------------------------------------------
CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                             203,166        (780,138)
-----------------------------------------------------------------------------------------------------
(Decrease) increase in cash and temporary investments ....................  (210,727)         89,366
Cash and temporary investments, beginning of year.........................   884,053         794,687
-----------------------------------------------------------------------------------------------------
CASH AND TEMPORARY INVESTMENTS, END OF YEAR                               $  673,326      $  884,053
=====================================================================================================
(See accompanying notes)


48                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS
For the Year Ended March 31, 2002

1. SIGNIFICANT ACCOUNTING POLICIES

These Summary Financial Statements are prepared in accordance with generally accepted accounting principles for senior governments, as recommended by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants. The significant accounting policies are summarized below.

a) REPORTING ENTITY

These financial statements report the financial activities of organizations which are accountable for the administration of their financial affairs and resources either to a Minister of the Government or directly to the Legislative Assembly and which are owned or controlled by the Government.

Trusts administered by the Government are excluded from the reporting entity.

A listing of organizations included in the reporting entity is provided in schedule 14. Unless otherwise noted, the financial activities of all subsidiaries of these organizations have also been included.

b) METHOD OF CONSOLIDATION

The accounts of all government organizations, except those designated as government enterprises, are consolidated after adjustment to a basis consistent with the accounting policies described in note 1(c). These organizations are referred to as government service organizations. Significant inter-organization accounts and transactions are eliminated.

Government enterprises are defined as self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and non-government organizations as their principal activity.


Government enterprises are recorded using the modified equity method. The Government's investment in government enterprises, which is initially recorded at cost, is adjusted annually to include the net earnings/losses and other net equity changes of the enterprise without adjustment to conform with the accounting policies described in note 1(c). With the exception of dividends declared by March 31, inter-organization accounts and transactions are not eliminated.

Financial results of government organizations whose fiscal year-ends are not March 31 are adjusted for transactions having a significant impact on the consolidated operating results.

c) BASIS OF ACCOUNTING

The accrual basis of accounting is used and specifically expressed as follows:

REVENUE

Revenues are recorded on the accrual basis except for receipts from the federal government for corporate and personal income taxes, which are recorded on the cash basis. Government transfers are recognized as revenue in the period during which the transfer is authorized and any eligibility criteria are met.

EXPENDITURE

Expenditures are recorded on the accrual basis and include the cost of tangible capital assets and inventories of supplies acquired during the year. Government transfers are recognized as expenditures in the period during which the transfer is authorized and any eligibility criteria are met.

ASSETS

Financial assets are those assets on hand at the end of an accounting period which could provide resources to discharge existing liabilities or finance future operations.

TEMPORARY INVESTMENTS are recorded at cost which approximates market value.

INVENTORIES HELD FOR RESALE are recorded at the lower of cost and net realizable value. INVENTORIES OF SUPPLIES are recorded as an expenditure in the period acquired.

LAND HELD FOR RESALE is valued at the lower of cost or net realizable value, on an aggregate basis.

DEFERRED CHARGES include issue costs and net discounts or premiums incurred on the issue of public debt. They are recorded at cost and amortized on a straight-line basis over the remaining life of the debt issue.

DEFERRED FOREIGN EXCHANGE LOSS includes net unrealized foreign exchange gains and losses resulting from the conversion of debentures due and sinking funds held in a foreign currency to the Canadian dollar equivalent at the exchange rate in effect at March 31. Realized foreign exchange gains and losses are included in the surplus or deficit for the year. Unrealized foreign exchange gains and losses are amortized on a straight-line basis over the remaining life of the debt issue.

Summary Financial Statements                                               49
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS

LOANS AND MORTGAGES RECEIVABLE are initially recorded at cost. Where there has been a loss in value that is other than a temporary decline, the loan or mortgage is written down to recognize the loss. Interest is recognized on the accrual basis except where collection is uncertain. Interest is then recorded on the cash basis.

OTHER INVESTMENTS are made up of: equity investments; portfolio investments; bonds, debentures and other advances; and property holdings. Equity investments include government business partnerships. Other investments are accounted for by various methods as described below and are written down to their fair value when there is evidence of a permanent decline in value.

Equity investments exist when the Government holds shares of private or public companies and exercises significant influence but has less than a controlling interest or when the Government has shared control, as in government business partnerships. These investments are accounted for by the modified equity method. Using this method, the carrying value of the investment is adjusted for the Government's share of the investee's net earnings or losses and is reduced by dividends and partnership distributions received from these investments.

Government business partnerships are equity investments where there is a contractual arrangement between the Government and one or more partners outside the reporting entity and where these partners share, on an equitable basis, the significant risks and benefits associated with operating the partnership. These partnerships are self-sufficient organizations that have the financial and operating authority to sell goods and services to individuals and non-government organizations as their principal activity. Government business partnerships are recorded using the modified equity method.

Portfolio investments exist when the Government holds shares of private or public companies and the Government does not exercise significant influence. Portfolio investments are recorded at cost, and dividends from these shares are recorded as income when receivable.

Bonds, debentures and other advances are recorded at amortized cost.

TANGIBLE CAPITAL ASSETS held by government service organizations are recorded as an expenditure in the period acquired. Capital assets held by government enterprises, as disclosed in schedule 3, are generally recorded at cost and amortized on a straight-line basis over the estimated productive life of each asset.

LIABILITIES

Reported liabilities include obligations to outside organizations and individuals as a result of transactions and events occurring prior to year-end. They are the result of financial obligations to repay borrowing or to pay for goods and services acquired prior to year-end and of revenue, where goods or services will be delivered in the future.

UNEARNED REVENUE is revenue that will be earned in a subsequent fiscal year and includes: revenue for Crown mineral leases; fees, permits and licences; and restricted funding from the federal government and other organizations.

PUBLIC DEBT consists of promissory notes, debentures and bank indebtedness of government service organizations which are recorded net of amounts reimbursable from government enterprises. Total public debt includes public debt and debt of government enterprises, as disclosed in schedule 3.

Public debt is recorded at par. Premiums, discounts and issue costs are recorded as deferred charges and are amortized on a straight-line basis over the remaining life of the debt issue.

Certain debenture issues require contributions to a sinking fund. These obligations are recorded at principal less sinking fund balances where applicable. Premiums and discounts on long-term investments within these sinking funds are amortized by the type of security on a constant yield basis.

Debt issues and sinking fund investments held in foreign currencies are converted to the Canadian dollar equivalent at the exchange rate in effect at March 31.

PENSION LIABILITIES are calculated using the projected benefit method prorated on services. Pension fund assets are valued at market related values. Changes in the pension liabilities as a result of estimation adjustments due to experience gains and losses and changes in actuarial assumptions are amortized on a straight-line basis over the expected average remaining service life of the related employee group. Gains or losses as a result of plan amendments are recognized in the period of the plan amendment.

GUARANTEED DEBT includes guarantees of the Government made through specific agreements or legislation to repay promissory notes, bank loans, lines of credit, mortgages and other securities. Loss provisions on guaranteed debt are recorded when it is likely that a loss will occur. The amount of the loss provision represents the Government's best estimate of future payments less recoveries. The loss provision is recorded as a liability and an expenditure in the year determined and is adjusted as necessary to ensure it equals the expected payout of the guarantee.

50                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS

2. CASH AND TEMPORARY INVESTMENTS

Temporary investments are generally for less than 30 days and have an average effective interest rate of 2.02 per cent.

3. LAND HELD FOR RESALE

The estimated net realizable value of the Government's land held for resale at March 31, 2002 is $209.8 million (2001 - $218.4 million).

4. TANGIBLE CAPITAL ASSETS

The Government has a significant investment in tangible capital assets that have a useful life of greater than one year. These assets are a key component in the delivery of government programs and provide on-going value to the public.

For government service organizations, tangible capital assets are recorded as an expenditure in the period acquired and are not included in the Statement of Financial Assets, Liabilities, and Accumulated Deficit. In the current year, government service organizations acquired tangible capital assets in the amount of $344.6 million (2001 restated - $294.6 million).

The following table includes the tangible capital assets held by government service organizations and does not include assets acquired by right or heritage assets. These assets are disclosed at cost and are generally amortized on a straight-line basis over the estimated useful life of the asset.

                                                                                                            (thousands of dollars)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                       2002                                                 2001
                            ------------------------------------------------------------------------------------------- -----------
                                            Infra-              Machinery &             Capital                               Total
                                  Land  structure(1) Buildings    Equipment  Vehicles    Leases    Other(2)        Total  (Restated)
----------------------------------------------------------------------------------------------------------------------- -----------
                            Indefinite  15 years -      3 - 50       2 - 40      2-20               1 - 50
Estimated useful life                   Indefinite       years        years     years    Varies      years
----------------------------------------------------------------------------------------------------------------------- -----------
 Opening cost................   $77,920  $2,803,896  $2,224,791     $795,175   $70,975   $69,495   $232,119   $6,274,371  $6,072,417
Reclassification(3).........         7           -      50,002        2,752       109       (50)   (52,820)           -           -
Additions...................     1,277     133,051      48,139       64,513     7,517     3,952     86,107      344,556     294,605
Write-downs.................         -           -     (29,396)      (1,263)      (21)        -       (417)     (31,097)    (39,828)
Disposals...................    (1,585)    (28,280)     (6,539)     (21,840)   (7,383)   (2,700)    (1,873)     (70,200)    (52,823)
----------------------------------------------------------------------------------------------------------------------- -----------
Closing cost................    77,619   2,908,667   2,286,997      839,337    71,197    70,697    263,116    6,517,630   6,274,371
----------------------------------------------------------------------------------------------------------------------- -----------
Opening accumulated
   amortization.............         -   1,272,050     735,780      543,117    43,152    43,419     69,904    2,707,422   2,539,274
Reclassification(3).........         -           -         289         (852)       85      (128)       606            -           -
Annual amortization.........         -      79,653      74,687       59,724     5,330     3,922     17,353      240,669     247,785
Write-downs.................         -           -     (15,896)        (345)        -         -         (1)     (16,242)    (32,728)
Disposals...................         -     (28,280)     (5,879)     (19,497)   (5,551)   (2,687)    (1,587)     (63,481)    (46,909)
----------------------------------------------------------------------------------------------------------------------- -----------
Closing accumulated
   amortization.............         -   1,323,423     788,981      582,147    43,016    44,526     86,275    2,868,368   2,707,422
----------------------------------------------------------------------------------------------------------------------- -----------
Net Book Value of Tangible     $77,619  $1,585,244  $1,498,016     $257,190   $28,181   $26,171   $176,841   $3,649,262  $3,566,949
   Capital Assets...........
======================================================================================================================= ===========

1 The value of infrastructure, which consists of highways, bridges, and water control and irrigation projects, is disclosed for the first time in 2001-02. Accordingly, the March 2001 figures have been restated to include these assets (net book value $1,531.8 million).

2 Includes construction in progress, computer software, furniture and office equipment, aircraft and other tangible capital assets.

3 Includes the reclassification of construction in progress completed during the period.


5. MEASUREMENT UNCERTAINTY

Uncertainty in the determination of the amount at which an item is recognized in financial statements is known as measurement uncertainty. Such uncertainty exists when there is a variance between the recognized amount and another reasonably possible amount.

Measurement uncertainty exists in these financial statements in the accrual of pension obligations, non-renewable resources royalties, site restoration obligations, accident claims obligations and the federal government's Equalization and Canada Health and Social Transfer payments, and in the valuation of loans where repayment is contingent upon an organization's cash flows. The uncertainty arises from factors such as the effect on accrued pension obligations of actual experience compared to actuarial estimations and assumptions; the effect on accrued royalties of price and production sensitivities in the royalty structures; the effect on site restoration obligations of actual experience compared to historical estimations and assumptions; the effect on accrued accident claims obligations of actual experience compared to actuarial estimations and assumptions; the effect on transfers from the federal government of changes in economic and demographic conditions in the Province and the country; and the effect of commodity prices on cash flows. Management considers that it is reasonably possible that changes in future conditions, in the near term occurring within one fiscal year, could require a material change in the amounts recognized.

Summary Financial Statements                                               51
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS


6. RISK MANAGEMENT OF PUBLIC DEBT

The Government borrows funds in both domestic and foreign capital markets by issuing Government of Saskatchewan securities. As a result of these transactions, the Government is exposed to four types of risk: interest rate risk, foreign exchange rate risk, credit risk and liquidity risk.

To manage these risks, the Government maintains a preference for fixed rate Canadian dollar denominated debt. Where market conditions dictate that other forms of debt are more attractive, the Government seeks opportunities to use derivative financial instruments to reduce these risks. A derivative financial instrument is a contract whose value is based on the value of another asset or index.

INTEREST RATE RISK is the risk that the Government's debt charges will increase due to changes in interest rates. This risk is managed by issuing debt securities at predominantly fixed rates of interest rather than at floating rates of interest. The Government seeks opportunities to effectively convert floating rate debt into fixed rate debt through the use of interest rate swaps. At March 31, 2002, 85.3 per cent (2001 - 81.4 per cent) of the principal value of the Government's debt issues effectively carried a rate of interest that was fixed for greater than a one-year period.

FOREIGN EXCHANGE RATE RISK is the risk that the Government's debt charges will increase due to a decline in the value of the Canadian dollar relative to other currencies. This risk is managed by maintaining a preference for issuing debt that is denominated in Canadian dollars. Where debt has been issued in foreign currencies, the Government seeks opportunities to effectively convert it into Canadian dollar debt through the use of cross currency swaps. At March 31, 2002, 81.5 per cent (2001 - 79.6 per cent) of the principal value of the Government's debt issues was effectively denominated in Canadian dollars.

CREDIT RISK is the risk that a loss may occur from the failure of another party to meet its obligations under a derivative financial instrument contract. This risk is managed by dealing only with counterparties with good credit ratings and by establishing limits on individual counterparty exposures and monitoring those exposures on a regular basis. At March 31, 2002, 100 per cent (2001 - 100 per cent) of the Government's counterparties held a Standard and Poor's credit rating of A or better.

LIQUIDITY RISK is the risk that the Government will not be able to meet its financial commitments over the short-term. This risk is managed by distributing debt maturities over many years, maintaining sinking funds on long-term debt issues and maintaining adequate cash reserves and short-term borrowing programs as contingent sources of liquidity.

Schedule 9 provides more detailed information on the Government's use of derivative financial instruments.

7. RETIREMENT BENEFITS

The Government sponsors several defined benefit and defined contribution pension plans.

PENSION LIABILITIES

DEFINED BENEFIT PENSION PLANS provide benefits based on length of service and pensionable earnings. A typical defined benefit pension plan provides pensions equal to 2 per cent of a member's average five years highest salary, multiplied by the years of service to a maximum of 35 years. Members contribute a percentage of salary, which may vary based on age, to their pension plan. Pensions and contribution rates are integrated with the Canada Pension Plan.

Actuarial valuations are performed at least triennially. These valuations are extrapolated by an actuary when a valuation is not done in the current fiscal year. Valuations are based on a number of assumptions about future events, such as inflation rates, interest rates, wage and salary increases and employee turnover and mortality. These assumptions reflect estimates of expected long- term rates and short-term forecasts. Estimates vary based on the individual plan.

The accrued benefit obligation is determined using the projected benefit method prorated on services. Pension fund assets are valued at market related values based on actual market values averaged over a four year period. In the periods between valuations, the actuary estimates the market related value of pension fund assets using expected long-term rates of return for the individual plans.

DEFINED CONTRIBUTION PLANS provide pensions based on accumulated contributions and investment earnings. Employees contribute a percentage of salary. The Government matches employee current service contributions.


Pension fund assets of government sponsored defined benefit and defined contribution pension plans are invested in fixed income securities, equities, real estate and short-term monetary items. The investment in Government of Saskatchewan securities is insignificant for all plans.

a)  GOVERNMENT SERVICE ORGANIZATIONS

DEFINED BENEFIT PENSION PLANS

The two main plans of government service organizations are the Teachers' Superannuation Plan (TSP) and the Public Service Superannuation Plan (PSSP). Other plans include Members of the Legislative Assembly Superannuation Plan
(MLA), Judges of the Provincial Court Superannuation Plan (Judges), Saskatchewan Transportation Company Employees Superannuation Plan, Anti-TB League Employees Superannuation Plan and the Saskatchewan Pension Annuity Fund, an annuity underwriting operation.

The TSP provides inflation protection equal to 80 per cent of the annual increase in the Consumer Price Index. Other plans provide inflation indexing at the discretion of the Lieutenant Governor in Council.

52                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS

The Government is required to match member current service contributions for all plans except Judges and the PSSP. Separate pension funds are maintained for all plans except the PSSP. PSSP member contributions are deposited into the General Revenue Fund. All pension obligations arising under the PSSP are paid from the General Revenue Fund.

Information on the defined benefit pension plans of government service organizations follows:

                                                                               2002                                2001
                                                              ---------------------------------------------    --------
                                                                    TSP       PSSP     Others         Total       Total
------------------------------------------------------------  ---------  ---------  ---------  --------------  --------
Plan status.................................................     closed     closed     closed(1)        n/a         n/a
Member contribution rate, percentage of salary..............       7.85      7 - 9(2)   5 - 9(2)        n/a         n/a
Number of active members....................................      5,269      2,069         86         7,424       8,461
Average age of active members, years........................       50.6       52.1         55          51.1        49.9
Former members entitled to deferred pension benefits........      6,675        124         10         6,809       7,162
Number of superannuates and surviving spouses...............      9,533      5,701      2,015        17,249      16,629
Member contributions (thousands of dollars).................   $ 22,000    $ 6,278     $  359      $ 28,637    $ 29,627
Government contributions (thousands of dollars).............     56,000          -      4,807        60,807      54,803
Benefits paid (thousands of dollars)........................    224,326     92,586      6,569       323,481     306,930
------------------------------------------------------------  ---------  ---------  ---------  --------------  --------

1 Judges is open to new membership, all other plans are closed.
2 Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the actuarial value of the accrued benefit obligation and pension fund assets for TSP and PSSP are as follows:

-------------------------------------------------------------------------------
                                                          TSP           PSSP
                                                    ---------------------------

Rate of compensation increase.......................     3.5%             3%
Expected long-term rate of return on plan assets....     7.5%            N/A
Discount rate.......................................     7.5%          6.25%
Inflation rate......................................       3%             3%
-------------------------------------------------------------------------------


Based on the latest actuarial valuation, extrapolated to March 31, 2002, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

                                                                                                      (thousands of dollars)
---------------------------------------------------------------------------------------------------------  -----------------
                                                                    2002                                               2001
                           ------------------------------------------------------------------------------    ---------------
                  Actuarial         Accrued        Pension                     Unamortized       Recorded           Recorded
                  Valuation         Benefit           Fund            Net       Estimation        Pension            Pension
Plan Name              Date      Obligation         Assets     Obligation      Adjustments(1) Liabilities        Liabilities
---------------------------------------------------------------------------------------------------------  -----------------
TSP(2)...........Jun. 30/01      $3,682,000     $1,802,000     $1,880,000      $  658,408     $2,538,408         $2,561,028
PSSP.............     Sept.       1,524,110              -      1,524,110        (183,174)      1,340,936         1,284,808
                      30/99
Others...........   Various         218,224        136,163         82,061          (8,922)         73,139            66,811
---------------------------------------------------------------------------------------------------------  -----------------
 Total                           $5,424,334     $1,938,163     $3,486,171$     $  466,312     $3,952,483         $3,912,647
=========================================================================================================  =================

1 Amortized to income over 1 to 13 years, the estimated average remaining service life of active plan members at the time the estimation adjustment arises. The net estimation adjustment gains (losses) during the year are $245.8 million.
2 The TSP accrued benefit obligation includes a liability of $78 million (2001 - $67 million) relating to the TSP disability provision.

Summary Financial Statements                                                 53
-------------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS


At March 31, 2002, the market value of plan investments was $1.9 billion (2001
- $2.0 billion). Of this amount, 43.7 per cent (2001 - 42.4 per cent) was invested in fixed income securities and 50.7 per cent (2001 - 52.7 per cent) in equity investments.

The TSP's actual rate of return on plan assets was 4.9 per cent (2001 - 4.5 per cent).

DEFINED CONTRIBUTION PENSION PLANS

The two main multi-employer defined contribution pension plans sponsored by the Government are the Public Employees Pension Plan (PEPP) and the Capital Pension Plan (Capital). The Government matches employee current service contributions to these plans. The Government also contributes to the Saskatchewan Teachers' Retirement Plan (STRP), sponsored by the Saskatchewan Teachers' Federation. The Government has fully funded its share of contributions to the defined contribution plans.


Information on the defined contribution pension plans of government service organizations follows:

----------------------------------------------------------------------------------------------------------------------------
                                                                                 2002                                   2001
                                                       ---------------------------------------------------------  ----------
                                                                         Government
                                                                          Sponsored
                                                       ----------------------------
                                                                 PEPP       Capital          STRP          Total       Total
----------------------------------------------------------------------------------------------------------------------------
Plan status...........................................           open          open           n/a            n/a         n/a
Member contribution rate, percentage of salary........       5 - 5.75(1)    5 - 5.5(1)        n/a            n/a         n/a
Government contribution rate, percentage of salary....       5 - 5.75(1)    5.5 - 6(1)        n/a            n/a         n/a

GOVERNMENT SERVICE ORGANIZATION PARTICIPATION:
Number of active members..............................         20,573           614           n/a         21,187      20,123
Number of inactive members............................          8,710            15           n/a          8,725       7,977
Member contributions (thousands of dollars)...........       $ 34,584       $ 1,527           n/a       $ 36,111    $ 33,643
Government contributions (thousands of dollars).......         34,622         1,627      $ 25,644         61,893      56,948
----------------------------------------------------------------------------------------------------------------------------

1 Contribution rate varies based on employee group.


PENSION EXPENDITURE

Pension expenditure for government service organizations is allocated to education expenditure and other expenditure. Pension interest expenditure is reported in debt charges. The total pension expenditure of government service organizations includes the following:


                                                       (thousands of dollars)
-----------------------------------------------------------------------------
                                                        2002             2001
-----------------------------------------------------------------------------
DEFINED BENEFIT PENSION PLANS:
  Current period benefit cost........................ 73,114           77,828
  Amortization of estimation adjustments.............(89,196)         (23,241)
-----------------------------------------------------------------------------
                                                     (16,082)          54,587
  Employee contributions.............................(28,637)         (29,627)
-----------------------------------------------------------------------------
                                                     (44,719)          24,960
  Cost of financing unfunded pension obligation
  (pension interest expenditure).....................231,670          227,176
-----------------------------------------------------------------------------
  Total pension expenditure, defined benefit plans...186,951          252,136

DEFINED CONTRIBUTION PENSION PLANS:
  Total pension expenditure, defined
  contribution plans................................. 61,893           56,948
-----------------------------------------------------------------------------
Total pension expenditure                             248,844          309,084
=============================================================================

 b) GOVERNMENT ENTERPRISES

DEFINED BENEFIT PENSION PLANS

The two main defined benefit pension plans of government enterprises are the Power Corporation Superannuation Plan (SaskPower) and the Saskatchewan Telecommunications Pension Plan (SaskTel). Other pension plans include Saskatchewan Government Insurance Superannuation Plan, Liquor Board Superannuation Plan, and the Workers' Compensation Board Superannuation Plan.

The Government contributes the amount necessary to fund the payment of pension benefits.

54                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS


Information on the defined benefit pension plans of government enterprises follows:

                                                                                  2002                                    2001
                                                         -------------------------------------------------------   -----------
                                                              SaskPower      SaskTel        Others         Total         Total
----------------------------------------------------------------------- ------------  ------------  -------------  -----------
Plan status..............................................        closed       closed        closed           n/a           n/a
Member contribution rate, percentage of salary...........          6 -9(1)     7 - 9(2)    6.5 - 9(2)        n/a           n/a
Number of active members.................................           661          818           170         1,649         1,721
Number of former members, superannuates  and
  surviving spouses......................................         1,713        1,570           484         3,767         3,750
Member contributions (thousands of dollars)..............       $ 1,908      $ 2,703        $  440       $ 5,051      $  5,239
Government contributions (thousands of dollars)..........           479            -         2,140         2,619         2,515
Benefits paid (thousands of dollars).....................        38,455       38,719         7,021        84,195        88,340
----------------------------------------------------------------------- ------------  ------------  -------------  -----------

1 Contribution rate varies based on age upon joining the plan and employee group.
2 Contribution rate varies based on age upon joining the plan.

The assumptions used to determine the amounts under the defined benefit pension plans are as follows:

-------------------------------------------------------------

Rate of compensation increase................................    2.8% - 4%
Expected long-term rate of return on plan assets............. 6.25% - 7.6%
Discount rate................................................ 6.25% - 6.8%
Inflation rate...............................................    2.8% - 3%
-------------------------------------------------------------

Based on the latest actuarial valuations extrapolated to December 31, 2001, the present value of accrued pension benefits and the market related value of pension fund assets are shown in the table below:

-----------------------------------------------------------------------------------------------------------------
                                                                                           (thousands of dollars)
                                                            2002                                     2001
                                  ---------------------------------------------------------  --------------------
                         Actuarial    Accrued Benefit             Pension           Pension               Pension
                         Valuation         Obligation                Fund         (Surplus)             (Surplus)
Plan Name                     Date                                 Assets         Liability             Liability
-----------------------------------------------------------------------------------------------------------------
SaskPower...... September 30, 2001         $ 640,650          $  698,321       $   (57,671)           $ (102,041)
SaskTel........  December 31, 1998           695,134             749,193           (54,059)             (155,055)
Others.........            Various           112,584              98,250            14,334                15,229
-----------------------------------------------------------------------------------------------------------------
Total                                      $1,448,368         $ 1,545,764      $   (97,396)           $ (241,867)
=================================================================================================================

At December 31, 2001, the market value of plan investments was $1.5 billion (2000 - $1.6 billion). Of this amount, 45.6 per cent (2000 - 43.5 per cent) was invested in fixed income securities and 45.6 per cent (2000 - 45.6 per cent) in equity investments.

DEFINED CONTRIBUTION PENSION PLANS

Information on the defined contribution pension plans of government enterprises follows:


----------------------------------------------------------------------------------------------------------------
                                                                           2002                            2001
                                                          ----------------------------------------  ------------
                                                              PEPP          Capital          Total         Total
----------------------------------------------------------------------------------------------------------------
Plan status...............................................    open             open            n/a           n/a
Member contribution rate, percentage of salary............   4 - 6(1)       5 - 5.5            n/a           n/a
Number of active members..................................   7,783            2,006          9,789         9,507
Number of inactive members................................   2,523               61          2,584         2,460
Member contributions (thousands of dollars)............... $15,839          $ 4,203        $20,042       $19,079
Government contributions (thousands of dollars)...........  19,986            4,089         24,075        22,860
----------------------------------------------------------------------------------------------------------------

1 Contribution rate varies based on employee group.

PENSION EXPENSE

Pension expense and pension interest expense for government enterprises are included in income from government enterprises. The pension expense (income) for the year for the defined benefit plans totalled $(28,154) million (2001 - $(21,395) million) and $24,075 million (2001 - $22,860 million) for the defined contribution plans.

Summary Financial Statements                                               55
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS

OTHER FUTURE BENEFIT PLANS

Other future benefit plans of government enterprises include defined benefit severance plans for management employees, union employees and the supplementary superannuation plan. The present value of accrued benefits is $40 million (2001 - $37.2 million) and the accrued benefit liability is $20.9 million (2001 - $18.7 million).

8. RESERVES

The accumulated deficit of $8,708.1 million consists of an unallocated deficit component of $8,720.0 million and the Environmental Protection Reserve of $11.9 million. The Environmental Protection Reserve was created to provide contingency funding to mitigate unforeseen environmental problems related to uranium milling. The reserve is maintained at its March 31, 1992 balance.

9. DEBT CHARGES

                                                               (thousands of dollars)
                                                                2002             2001
--------------------------------------------------------------------  ---------------
Total interest costs...................................   $1,126,774       $1,217,719
Less interest reimbursed from government enterprises...     (260,838)        (292,530)
Other costs............................................       24,848           22,040
--------------------------------------------------------------------  ---------------
Total Debt Charges                                        $  890,784       $ 947,229
====================================================================  ===============

10. EXPENDITURE BY OBJECT


                                                        (thousands of dollars)
                                                         2002             2001
                                                                    (Restated)
--------------------------------------------  ---------------  ---------------
Transfers...................................      $ 2,880,497      $ 2,475,557
Salaries and benefits.......................        1,948,000        1,850,836
Operating costs.............................          984,982          875,061
Debt charges................................          890,784          947,229
Tangible capital asset acquisitions.........          344,556          294,605
Other.......................................          374,609          186,435
--------------------------------------------  ---------------  ---------------
Total Expenditure                                 $ 7,423,428      $ 6,629,723
============================================  ===============  ===============

11. COMPARISON OF PLANNED TO ACTUAL RESULTS

                                                                                                           (thousands of dollars)
                                                                                           2002                             2001
                                                                                                                      (Restated)
                                                                                      ------------------------     -------------
                                                                                       Planned          Actual            Actual
------------------------------------------------------------------------------------- -------- ---------------     -------------
Surplus of the General Revenue Fund..................................................  $ 2,776      $    1,098        $   57,691
Income from government enterprises................................................... ========         426,061           642,386
(Deficit) Surplus of other government service organizations..........................                 (297,248)        1,096,426
Dividends received from government organizations included in the surplus figures
    above............................................................................                 (658,628)       (1,261,281)
Adjustments to conform to the basis of accounting described in note 1(c).............                   45,749           (74,023)
------------------------------------------------------------------------------------- -------- ---------------     -------------
(Deficit) Surplus                                                                                   $ (482,968)       $  461,199
===================================================================================== ======== ==================  =============

The planned and actual figures are before elimination of inter-organization transactions.

56                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS


12. CONTINGENCIES

a) GUARANTEED DEBT

At March 31, 2002, $323.1 million (2001- $386.7 million) in loans were guaranteed by the Government. Schedule 10 provides a listing of guaranteed debt.

b) LAWSUITS

Up to $49.5 million may be paid depending on the outcome of lawsuits in progress.

c) INDIAN AND NORTHERN AFFAIRS CANADA

The Government pays for certain social services provided to status Indians and submits claims to the federal government for the cost of these services. The Government believes these costs are the responsibility of the federal government and that these costs are fully reimbursable. However, the federal government denies responsibility for a portion of these costs.

The Government is unable to determine whether the outstanding amounts will be reimbursed. The Government will account for any recovery resulting from the resolution of this contingency at the time of settlement. No provision for such a recovery has been made in these financial statements.

d) OTHER

Other contingencies of $3.1 million may be paid depending on the outcome of future events.


13. COMMITMENTS

Significant financial commitments include:

o forward purchase commitments of $1,729.7 million for coal contracted for future minimum deliveries valued at current prices;

o forward purchase commitments of approximately $3,000 million for power over the next 25 years;

o treaty land entitlement agreement commitments valued at approximately $67.1 million;

o other commitments of $838.4 million which include commitments of $23.3 million for agriculture, $13.6 million for community development, $82.8 million for economic development, $70.1 million for education, $51.0 million for health, $123.4 million for social services and assistance, and $61.9 million for transportation; and

o    capital and operating lease obligations as follows:

                                                     (thousands of dollars)
-----------------------------------------  ---------------  ---------------
                                                 Operating          Capital
-----------------------------------------  ---------------  ---------------
Future minimum lease payments
2002-03..................................        $  62,703          $15,835
2003-04..................................           61,057           16,779
2004-05..................................           52,772           15,458
2005-06..................................           43,279           13,934
2006-07..................................           34,132           11,482
Thereafter...............................           44,679           54,590
-----------------------------------------  ---------------  ---------------
                                                   298,622          128,078
Less: Interest and executory costs                       -          (44,575)
-----------------------------------------  ---------------  ---------------
Total Lease Obligations                          $ 298,622          $83,503
=========================================  ===============  ===============

Total operating lease obligations include $201.4 million for government service organizations and $97.2 million for government enterprises.

Total capital lease obligations include $47.8 million for government service organizations (schedule 5) and $35.7 million for government enterprises.

Summary Financial Statements                                               57
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
NOTES TO THE SUMMARY FINANCIAL STATEMENTS


14. TRUST FUNDS

Trust funds are property held and administered on behalf of beneficiaries. Trust assets are not owned by the Government and the Government has no equity in the funds. Therefore, trust funds are not included in the reporting entity.

Fund balances held and administered by the Government at March 31, 2002, are as follows:

                                                   (thousands of dollars)
                                                        2002         2001
----------------------------------------------  ------------  -----------
Superannuation funds and pension plans(1).....    $8,098,203   $8,086,125
Public Trustee's Trust Account................       139,542      135,357
Other trusts..................................        30,161       39,543
Total Trust Funds                                 $8,267,906   $8,261,025
==============================================  ============  ===========

1 The balance reflects the latest financial statements of the funds and plans closest to March 31, 2002.

15. COMPARATIVE FIGURES

Certain of the 2001 comparative figures have been reclassified to conform with the current year's presentation. In addition, the following changes in accounting policy required restatement of the 2001 comparative figures.

PROPERTY HOLDINGS

During 2001-02, certain property holdings were reclassified from other investments to tangible capital assets. The Government's policy is to record tangible capital assets as an expenditure in the period acquired. The effect of this change in policy in the current year is an increase in expenditure of $14 million. The Government has retroactively restated comparative figures to record this change in accounting policy.

GOVERNMENT ENTERPRISES

a)   Foreign Currency Translation

     During 2001-02, certain government enterprises adopted the recommendations of the Canadian Institute of Chartered Accountants (CICA) for foreign currency translation. Prior to 2001-02, government enterprises deferred and amortized unrealized foreign exchange gains and losses on long-term monetary items. The new recommendations of the CICA require that unrealized foreign exchange gains and losses be included in income of the current period. The effect of this change in policy in the current year is a decrease in income from government enterprises of $37 million. The Government has retroactively restated comparative figures to record this change in accounting policy.

b)   Future Benefits Administration Costs

     During 2001-02, the Workers' Compensation Board (Saskatchewan) (WCB) changed its policy of accounting for the estimated future costs of administering benefit claims incurred. Prior to 2001-02, these costs were accounted for as reserves. WCB now records the estimated future costs as a liability. The effect of this change in policy in the current year is a decrease in income from government enterprises of $3 million. The Government has retroactively restated comparative figures to record this change in accounting policy.

The net effect of the restatements is as follows:

                                                                                                     (thousands of dollars)
---------------------------------------------------------------------------------------------------------------------------
                                                                                                        Increase (Decrease)
                                                    -----------------------------------------------------------------------
                                                                     March 31, 2001                         March 31, 2000
                                                    -------------------------------------------------   -------------------
                                                            Surplus                                             Accumulated
                                                       for the year           Assets      Liabilities               Deficit
--------------------------------------------------  ---------------  --------------- ----------------   -------------------
As previously reported............................        $ 506,354      $ 5,456,120     $ 13,374,670          $ 8,424,904
     Property Holdings............................         (23,465)        (128,482)                -              105,017
     Government Enterprises
       Foreign Currency Translation...............         (21,282)        (146,868)                -              125,586
       Future Benefits Administration Costs.......            (408)         (31,196)                -               30,788
--------------------------------------------------  ---------------  --------------- ----------------   -------------------
As restated                                               $ 461,199      $ 5,149,574     $ 13,374,670          $ 8,686,295
==================================================  ===============  =============== ================   ===================

58                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS
For the Year Ended March 31, 2002

SCHEDULE 1 - ACCOUNTS RECEIVABLE

                                                                (thousands of dollars)
--------------------------------------------------------------------------------------
                                                                     2002        2001
--------------------------------------------------------------------------------------
Taxation.......................................................$ 154,429    $142,254
Non-renewable resources........................................  123,838     119,715
Transfers from the federal government..........................   54,426      64,506
Leases and farm loans..........................................   10,858      12,543
Accrued interest...............................................    5,321       4,484
Insurance premiums due from agricultural producers.............    2,917       6,498
Other..........................................................  356,366     310,989
--------------------------------------------------------------------------------------
TOTAL ACCOUNTS RECEIVABLE                                      $ 708,155    $660,989
======================================================================================


SCHEDULE 2 - LOANS AND MORTGAGES RECEIVABLE
                                                                (thousands of dollars)
--------------------------------------------------------------------------------------
                                                                     2002        2001
--------------------------------------------------------------------------------------
AGRICULTURAL LOANS
Capital loan program...........................................$   63,967   $ 79,552
Production loan program........................................     1,781      2,526
Short-term hog loan program....................................     1,361      6,030
Counselling and Assistance for Farmers program.................     1,349      1,832
Livestock cash advance program.................................       980      1,517
Other..........................................................       391        749
--------------------------------------------------------------------------------------
                                                                   69,829     92,206
    Provision for losses.......................................   (24,208)   (37,336)
--------------------------------------------------------------------------------------
                                                                   45,621     54,870
--------------------------------------------------------------------------------------
STUDENT LOANS..................................................    37,536      9,348
    Provision for losses.......................................   (11,996)    (6,430)
--------------------------------------------------------------------------------------
                                                                   25,540      2,918
--------------------------------------------------------------------------------------
OTHER LOANS....................................................    63,959     70,604
    Provision for losses.......................................   (27,312)   (26,954)
--------------------------------------------------------------------------------------
                                                                   36,647     43,650
--------------------------------------------------------------------------------------
MORTGAGES
Housing .......................................................     4,368      4,505
Cornwall Centre................................................         -     36,050
Other..........................................................         -        236
--------------------------------------------------------------------------------------
                                                                    4,368     40,791
--------------------------------------------------------------------------------------
TOTAL LOANS AND MORTGAGES RECEIVABLE                           $  112,176   $142,229
======================================================================================
See page 59 for additional information.


Summary Financial Statements                                               59
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 2 (CONTINUED) - LOANS AND MORTGAGES RECEIVABLE

CAPITAL LOAN PROGRAM

Loans are repayable over terms not exceeding twenty-five years and bear interest at rates between 6.0 per cent and 13.5 per cent. Security on individual loans varies and may include mortgages on real property, security agreements and guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act.

PRODUCTION LOAN PROGRAM

Production loans were disbursed in 1986 bearing interest at 6.0 per cent repayable in equal principal instalments over a term of three years. Amounts in arrears are at prime plus 2 per cent. Program amendments allowed borrowers to reschedule their outstanding loans at an average rate of 9.0 per cent. The loans are secured by promissory notes and, where applicable, by guarantees and general security agreements. The program operates under The Agricultural Credit Corporation of Saskatchewan Act.

SHORT-TERM HOG LOAN PROGRAM

Loan applications were accepted under this program between January 15, 1999 and July 5, 1999 for hogs marketed between November 1, 1998 and May 29, 1999. The loans are repayable, at floating interest rates, in full by March 31, 2003. Penalty interest is charged at prime plus 2 per cent. The program operates under The Farm Financial Stability Act.

COUNSELLING AND ASSISTANCE FOR FARMERS PROGRAM

Effective August 1, 1992, the Government no longer issued new guarantees under this program. Existing guarantees were renewed until March 31, 1995, at which time the program was terminated. The majority of loans are in default, have judgements obtained on them and bear interest at 5 per cent. The loans are secured by way of an assignment of security from the original lender. The program operates under The Farm Financial Stability Act.

LIVESTOCK CASH ADVANCE PROGRAM

Effective August 1, 1993, clients with livestock cash advances began repaying their loans, bearing interest at the bank prime rate plus 2 per cent, over a maximum five-year period. Program amendments allowed borrowers to reschedule their outstanding loans at an average rate of 9.0 per cent. The loans are secured by promissory notes and, where applicable, by guarantees. The program operates under The Agricultural Credit Corporation of Saskatchewan Act.

STUDENT LOANS

The program operates under the authority of The Student Assistance and Student Aid Fund Act, 1985. Loans are interest-free until the discontinuance of full-time studies or graduation. Interest rates are prescribed by the Minister of Post-Secondary Education and Skills Training. Special incentive loan remission grants, student bursaries, scholarships, study grants and other varieties of loan forgiveness are available to students who meet specific criteria.

A Risk Sharing Student Loans Agreement between the Government and a bank was signed in March 1996. This Agreement covers loans approved between August 1, 1996 and July 31, 2001. The Government retained responsibility for loan approval. Loans approved are lender-financed, disbursed, managed and collected by the bank. The Government pays a risk premium of 5.0 per cent to the bank when loans become repayable.

In June 2001, the Government entered into an agreement with the federal government to integrate the federal and provincial student loans programs. This agreement is effective for loans approved on or after August 1, 2001 and establishes the Government as financier of the program. The Government approves applications for both provincial and federal loans. Disbursement, administration and collection of loans is contracted to external agencies.

HOUSING MORTGAGES

Housing mortgages were provided pursuant to provisions of Section 15 of The Saskatchewan Housing Corporation Act. The mortgages are repayable, at various interest rates, over terms not exceeding thirty-five years. Security on the mortgages may include promissory notes or charges against residential property.

CORNWALL CENTRE MORTGAGES

The Government held two mortgages due jointly from Cadillac Fairview Corporation Limited and 1381052 ONTARIO INC. Both mortgages matured December 1, 2001.

60                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------

GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 3 - INVESTMENT IN GOVERNMENT ENTERPRISES (PART 1)


-----------------------------------------------------------------------------------------------------------------------------
                                                                                 SASKATCHEWAN
                                                                                     TELECOM-   SASKATCHEWAN
                                                                  SASKATCHEWAN    MUNICATIONS         LIQUOR    SASKATCHEWAN
                                                     SASKENERGY          POWER        HOLDING     AND GAMING          GAMING
                                                   INCORPORATED    CORPORATION    CORPORATION      AUTHORITY     CORPORATION
                                                  Dec. 31, 2001   Dec. 31, 2001 Dec. 31, 2001  Mar. 31, 2002   Mar. 31, 2002
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and temporary investments
    Due from government organizations...............$                                                32,348
    Other...........................................        (678)      202,730         42,026          2,999          16,781
Accounts receivable
    Due from government organizations...............
    Other ..........................................     145,711       141,826        101,882         19,192             889
Inventories.........................................                   104,501         10,177         14,300             177
Prepaid expenses....................................      41,817        15,668         13,269          2,301             580
Long-term investments
    In the Province ................................
    Other...........................................      12,832        14,155         79,199
Capital assets......................................   1,018,687     3,071,338        910,884         32,733          50,782
Other assets
    Due from government organizations...............                     4,000
    Other...........................................     142,355        37,128         87,450            381
-----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                           1,360,724     3,591,346      1,244,887        104,254          69,209
-----------------------------------------------------------------------------------------------------------------------------
Liabilities
Accounts payable and accrued liabilities
    Due to government organizations.................      13,344        55,846          7,594
    Other...........................................     115,927       178,016         97,226         10,900           7,442
Dividends payable to government organizations.......                     6,557         20,490         66,297          26,380
Debt
    Owing to government organizations...............     836,947     1,820,174        434,651
    Other...........................................       4,816        91,070         15,562                         35,387
Unearned revenue
    Received from government organizations..........       2,375
    Other...........................................      94,815       299,971         27,791
Unpaid insurance claims.............................
Other liabilities...................................                                      446         24,438
-----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                      1,068,224     2,451,634        603,760        101,635          69,209
-----------------------------------------------------------------------------------------------------------------------------
Net Assets (Liabilities)                            $    292,500     1,139,712        641,127          2,619               -
=============================================================================================================================
Revenue
Revenue from operations.............................$    590,027     1,114,268        811,885        645,376          69,667
Transfers from government organizations.............      12,053        17,422         31,576
-----------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                            602,080     1,131,690        843,461        645,376          69,667
-----------------------------------------------------------------------------------------------------------------------------
Expenses
Expenses from operations............................     540,291       871,918        686,763        327,990          43,287
Transfers to government organizations...............      77,166       230,620         55,202
-----------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES(3)                                        617,457     1,102,538        741,965        327,990          43,287
-----------------------------------------------------------------------------------------------------------------------------
Income (loss) before non-recurring items............     (15,377)       29,152        101,496        317,386          26,380
Non-recurring items.................................
-----------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                        (15,377)       29,152        101,496        317,386          26,380
Retained earnings (deficit) - beginning of year
  as previously reported............................     236,346       587,813        406,626
Restatement of prior years (note 15)................                  (121,220)       (25,648)           943
Dividends to government organizations...............                   (16,026)       (91,347)      (315,710)        (26,380)
-----------------------------------------------------------------------------------------------------------------------------
Retained earnings (deficit) - end of year...........     220,969       479,719        391,127          2,619               -
Equity advances/share capital.......................      71,531       659,993        250,000
-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS (DEFICIENCY)                             $    292,500     1,139,712        641,127          2,619               -
=============================================================================================================================
See page 62 for additional information.
1  Adjustments include:
     - reclassifying dividends paid by March 31, 2002;
     - reclassifying cross currency swaps of Saskatchewan Power Corporation; and
     - reversing the loss recognized by Municipal Financing Corporation for a premium paid on an exchange of debt with the General
       Revenue Fund and amortizing this same loss over the term of the original debt issues.
2  Net assets are restricted as disclosed in the narrative portion of this schedule on the pages following.
3  Total expenses include debt charges, net of sinking fund earnings, of
   $290.7 million (2001 restated - $283.6 million), of which $249.0 million
   (2001 - $251.2 million) in interest was paid to government organizations.


SCHEDULE 3 - INVESTMENT IN GOVERNMENT ENTERPRISES (PART 2)

-----------------------------------------------------------------------------------------------------------------

                                                         MUNICIPAL                                      WORKERS'
                                                         FINANCING   SASKATCHEWAN  SASKATCHEWAN     COMPENSATION
                                                    CORPORATION OF     GOVERNMENT          AUTO            BOARD
                                                      SASKATCHEWAN      INSURANCE          FUND    (SASKATCHEWAN)(2)
                                                     Dec. 31, 2001  Dec. 31, 2001 Dec. 31, 2001    Dec. 31, 2001
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and temporary investments
    Due from government organizations...............
    Other...........................................        18,674         30,098        68,164            7,858
Accounts receivable
    Due from government organizations...............                                      6,473            8,959
    Other ..........................................         1,146         55,508        77,285           23,267
Inventories.........................................
Prepaid expenses....................................                       44,546        16,695
Long-term investments
    In the Province ................................                        6,176        10,339            7,406
    Other...........................................        26,080        256,169       651,690          804,288
Capital assets......................................                       13,381        41,276           19,438
Other assets
    Due from government organizations...............
    Other...........................................                        4,601
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                45,900        410,479       871,922          871,216
-----------------------------------------------------------------------------------------------------------------
Liabilities
Accounts payable and accrued liabilities
    Due to government organizations.................         1,171         11,739        23,271            7,799
    Other...........................................            18         13,326        18,259           19,949
Dividends payable to government organizations.......                          575
Debt
    Owing to government organizations...............        31,365
    Other...........................................         2,500
Unearned revenue
    Received from government organizations..........
    Other...........................................                      113,408       200,944
Unpaid insurance claims.............................                      172,924       627,479          700,463
Other liabilities...................................                        4,660                         93,030
-----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                           35,054        316,632       869,953          821,241
-----------------------------------------------------------------------------------------------------------------
Net Assets (Liabilities)                                    10,846         93,847         1,969           49,975
=================================================================================================================
Revenue
Revenue from operations.............................         3,802        207,490       506,929          208,269
Transfers from government organizations.............                                      3,282           11,461
-----------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                3,802        207,490       510,211          219,730
-----------------------------------------------------------------------------------------------------------------
Expenses
Expenses from operations............................           328        188,832       468,734          267,752
Transfers to government organizations...............         5,967          8,475        22,637            7,799
-----------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES(3)                                            6,295        197,307       491,371          275,551
-----------------------------------------------------------------------------------------------------------------
Income (loss) before non-recurring items............        (2,493)        10,183        18,840          (55,821)
Non-recurring items.................................
-----------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                           (2,493)        10,183        18,840          (55,821)
Retained earnings (deficit) - beginning of year,
  as previously reported............................        13,339         37,829       (16,871)         136,992
Restatement of prior years (note 15)................                                                     (31,196)
Dividends to government organizations...............                       (9,165)
-----------------------------------------------------------------------------------------------------------------
Retained earnings (deficit) - end of year...........        10,846         38,847         1,969           49,975
Equity advances/share capital.......................                       55,000
-----------------------------------------------------------------------------------------------------------------
NET ASSETS (DEFICIENCY)                                     10,846         93,847         1,969           49,975
=================================================================================================================
See page 62 for additional information.
1  Adjustments include:
 - reclassifying dividends paid by March 31, 2002;
 - reclassifying cross currency swaps of Saskatchewan Power Corporation; and
 - reversing the loss recognized by Municipal Financing Corporation for a premium paid on an exchange of debt with the General
   Revenue Fund and amortizing this same loss over the term of the original debt issues.
2  Net assets are restricted as disclosed in the narrative portion of this schedule on the pages following.
3  Total expenses include debt charges, net of sinking fund earnings, of
   $290.7 million (2001 restated - $283.6 million), of which $249.0 million
   (2001 - $251.2 million) in interest was paid to government organizations.


Summary Financial Statements                                               61
-----------------------------------------------------------------------------

GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 3 - INVESTMENT IN GOVERNMENT ENTERPRISES (PART 3)

                                                                                               (thousands of dollars)
------------------------------------------------------------------------------------------------------------------------
                                                      SASKATCHEWAN
                                                        GOVERNMENT
                                                       GROWTH FUND
                                                        MANAGEMENT                             TOTAL              Total
                                                       CORPORATION  ADJUSTMENTS (1)             2002               2001
                                                     Dec. 31, 2001                                            (Restated)
------------------------------------------------------------------------------------------------------------------------
Assets
Cash and temporary investments
    Due from government organizations................                                    $    32,348        $    12,925
    Other............................................          653        (27,596)           361,709            213,358
Accounts receivable
    Due from government organizations................                                         15,432              4,473
    Other ...........................................        2,129                           568,835            577,802
Inventories..........................................                                        129,155            132,218
Prepaid expenses.....................................                                        134,876             71,536
Long-term investments
    In the Province .................................                                         23,921             19,958
    Other............................................        1,557                         1,845,970          1,742,077
Capital assets.......................................            6                         5,158,525          4,930,650
Other assets
    Due from government organizations................                                          4,000              2,000
    Other............................................      (11,899)                          260,016            203,309
------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                 4,345        (39,495)         8,534,787          7,910,306
------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Accounts payable and accrued liabilities
    Due to government organizations........................                                  120,764            117,489
    Other..................................................    239                           461,302            498,957
Dividends payable to government organizations..............               (27,596)            92,703             68,721
Debt
    Owing to government organizations......................               (22,944)         3,100,193          2,764,062
    Other..................................................                                  149,335             33,051
Unearned revenue
    Received from government organizations.................                                    2,375              2,323
    Other..................................................                                  736,929            691,200
Unpaid insurance claims....................................                                1,500,866          1,343,440
Other liabilities..........................................                                  122,574            110,750
------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                              239        (50,540)         6,287,041          5,629,993
------------------------------------------------------------------------------------------------------------------------
NET ASSETS (LIABILITIES)                                     4,106         11,045        $ 2,247,746        $ 2,280,313
========================================================================================================================
REVENUE
Revenue from operations....................................  3,982                       $ 4,161,695        $ 3,982,812
Transfers from government organizations....................                                   75,794             76,399
------------------------------------------------------------------------------------------------------------------------
TOTAL REVENUE                                                3,982              -          4,237,489          4,059,211
------------------------------------------------------------------------------------------------------------------------
EXPENSES
Expenses from operations...................................  6,719            948          3,403,562          3,005,815
Transfers to government organizations......................                                  407,866            398,084
------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES(3)                                            6,719            948          3,811,428          3,403,899
------------------------------------------------------------------------------------------------------------------------
Income (loss) before non-recurring items................... (2,737)          (948)           426,061            655,312
Non-recurring items........................................                                        -            (12,926)
------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                           (2,737)          (948)           426,061            642,386
Retained earnings (deficit) - beginning of year,
  as previously reported...................................  6,842         12,929          1,421,845          2,019,050
Restatement of prior years (note 15).......................                  (943)          (178,064)          (156,374)
Dividends to government organizations......................                                 (458,628)        (1,261,281)
------------------------------------------------------------------------------------------------------------------------
Retained earnings (deficit) - end of year..................  4,105         11,038          1,211,214          1,243,781
Equity advances/share capital..............................      1              7          1,036,532          1,036,532
------------------------------------------------------------------------------------------------------------------------
NET ASSETS (DEFICIENCY)                                      4,106         11,045   $      2,247,746   $      2,280,313
========================================================================================================================
See page 62 for additional information.

(1)  Adjustments include:
     -    reclassifying dividends paid by March 31, 2002;
     -    reclassifying cross currency swaps of Saskatchewan Power
          Corporation; and
     - reversing the loss recognized by Municipal Financing Corporation for a premium paid on an exchange of debt with the General Revenue Fund and amortizing this same loss over the term of the original debt issues.
(2) Net assets are restricted as disclosed in the narrative portion of this schedule on the pages following.
(3) Total expenses include debt charges, net of sinking fund earnings, of $290.7 million (2001 restated - $283.6 million), of which $249.0 million (2001 - $251.2 million) in interest was paid to government organizations.

62                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 3 (CONTINUED) - INVESTMENT IN GOVERNMENT ENTERPRISES

SASKENERGY INCORPORATED (SASKENERGY)

SaskEnergy promotes, transports, stores and distributes natural gas in Saskatchewan.

SASKATCHEWAN POWER CORPORATION (SASKPOWER)

SaskPower generates, purchases, transmits, distributes and sells electricity and related products and services.

SASKATCHEWAN TELECOMMUNICATIONS HOLDING CORPORATION (SASKTEL)

SaskTel markets and supplies a range of voice, data, Internet, wireless, text and image products, systems and services. Through interconnection agreements, SaskTel is part of the national and global communications network.

SASKATCHEWAN LIQUOR AND GAMING AUTHORITY (SLGA)

SLGA's main functions are to control the manufacture and distribution of beverage alcohol throughout the Province, to oversee the licencing of all establishments selling alcohol in the Province and to maintain the integrity of all licenced gaming while ensuring maximum benefit to Saskatchewan charities.

SASKATCHEWAN GAMING CORPORATION (SGC)

SGC's mandate is to manage and operate Casino Regina.

MUNICIPAL FINANCING CORPORATION OF SASKATCHEWAN (MFC)

MFC's objective is to assist municipalities in financing their capital requirements.

SASKATCHEWAN GOVERNMENT INSURANCE (SGI) & SASKATCHEWAN AUTO FUND (AUTO FUND)

SGI's competitive general insurance business, SGI CANADA, offers a comprehensive line of home, tenant, farm, automobile extension and commercial coverages.

The Auto Fund, the Province's compulsory vehicle insurance program, is administered by SGI on behalf of the Government. Any net assets of the Auto Fund are held on behalf of Saskatchewan's motoring public and are not used for the payment of dividends to the General Revenue Fund.

WORKERS' COMPENSATION BOARD (SASKATCHEWAN) (WCB)

WCB provides workers' compensation insurance to Saskatchewan workers and employers. Any net assets of the WCB cannot be used for the payment of dividends to the General Revenue Fund.

SASKATCHEWAN GOVERNMENT GROWTH FUND MANAGEMENT CORPORATION (SGGF)

SGGF participates in the federal government's Immigrant Investor Program to acquire lower cost capital for commercial investment in Saskatchewan. Investment funds are raised through eight subsidiary fund companies and are managed by Crown Capital Partners Inc., a fund manager.

In March 1999, the Immigrant Investor Program ended. However, with a significant number of subscribers yet to complete their subscription requirements, the funds will require management by SGGF for at least the next six years.

Summary Financial Statements                                               63
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 4 - OTHER INVESTMENTS

                                                                                      (thousands of dollars)
------------------------------------------------------------------------------------------------------------
                                                        Partnership Interest /         2002             2001
                                                        Voting Percentage                         (Restated)
------------------------------------------------------------------------------------------------------------

EQUITY INVESTMENTS
GOVERNMENT BUSINESS PARTNERSHIPS
Centennial Foods Partnership
  partnership interest........................          35.0%                          $19,614      $19,939
NewGrade Energy Inc.
  100 (2001 - 100) Class Y participating
  common shares...............................          50.0%                           14,931       (4,804)
Foragen Technologies Limited Partnership
  partnership interest........................          33.3%                            2,275        3,000
Meadow Lake Pulp Limited Partnership
  partnership interest........................          50.0%                          (48,266)     (33,629)

OTHER EQUITY INVESTMENTS
Saskferco Products Inc.
  68,449,080 (2001 - 68,449,080) Class B
  common shares...............................          49.0%                          109,303     106,079
Other.........................................                                          40,463      32,088
------------------------------------------------------------------------------------------------------------
                                                                                       138,320     122,673
------------------------------------------------------------------------------------------------------------

PORTFOLIO INVESTMENTS
HARO Financial Corporation
  68,000,000 (2001 - 68,000,000) Class B
  non-voting common shares....................                                          68,000      68,000
Cameco Corporation
   0 (2001 - 5,423,123) common shares.........                                              --     114,898
Other.........................................                                          38,177      16,878
------------------------------------------------------------------------------------------------------------
                                                                                       106,177     199,776
------------------------------------------------------------------------------------------------------------

BONDS, DEBENTURES AND OTHER ADVANCES
HARO Financial Corporation....................                                         171,141     162,666
Meadow Lake Pulp Limited Partnership..........                                         150,361     148,361
NewGrade Energy Inc...........................                                           8,490      21,679
Other.........................................                                          61,440      58,856
------------------------------------------------------------------------------------------------------------
                                                                                       391,432     391,562
------------------------------------------------------------------------------------------------------------

PROPERTY HOLDINGS                                                                        5,028       8,838
------------------------------------------------------------------------------------------------------------
TOTAL OTHER INVESTMENTS                                                             $  640,957    $722,849
============================================================================================================

See pages 64-66 for additional information.

64                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 4 (CONTINUED) - OTHER INVESTMENTS

CENTENNIAL FOODS PARTNERSHIP (CENTENNIAL)

The Government, through its wholly-owned subsidiary CIC Foods Inc., owns a 35 per cent interest in Centennial.

NEWGRADE ENERGY INC. (NEWGRADE)

The Government owns 50 per cent (2001 - 50 per cent) of the outstanding voting participating shares of NewGrade. The Government also holds certain promissory notes due on demand from NewGrade that bear interest at Bank of Montreal prime rate, which was 4.0 per cent at December 31, 2001 (2000 - 7.5 per cent).

In addition, should there be any operating shortfall at the end of any year, the Government will loan NewGrade up to $2.0 million, escalated by inflation, in the form of a Subordinated Operations Fee Amount after Consumers' Co-operative Refineries Limited (CCRL) has provided its $2.0 million Subordinated Operations Fee Amount. If these loans do not cover all cash shortfalls, then the Government will lend NewGrade up to $4.0 million as a Cash Flow Deficiency Loan on a pro-rata basis with CCRL. If this facility is exhausted, the Government will lend NewGrade the remainder to cover any other annual operating shortfalls. These loans bear interest at CCRL's rate of borrowing. CCRL's required Cash Flow Deficiency Loans cannot exceed $40.0 million outstanding at any time.

During 2001, the Government received $15.5 million from NewGrade in principal payments on promissory notes outstanding. Of this amount, $2.3 million represents recovery of loans previously allowed for.

FORAGEN TECHNOLOGIES LIMITED PARTNERSHIP (FORAGEN)

The Government, through its wholly-owned subsidiary 101012875 Saskatchewan Ltd., owns a 33.3 per cent interest in Foragen. The Government has committed to providing $14.0 million in equity to Foragen over the five years ending 2005. At December 31, 2001, the Government had provided $3.0 million (2000 - $3.0 million) of this commitment.

MEADOW LAKE PULP LIMITED PARTNERSHIP (MLPLP)

The Government, through its wholly-owned subsidiary CIC Pulp Ltd., owns a 50 per cent (2001 - 50 per cent) interest in MLPLP.

In addition to its equity interest in MLPLP, the Government has also provided the following loans:

o Participating Debenture of $99.0 million (2001 - $99.0 million) bearing interest at 11.15 per cent (2001 - 11.15 per cent) calculated on October 31 of each year;

o Term Loan of $20.0 million (2001 - $20.0 million) bearing interest at prime plus 2.0 per cent, which was 6.0 per cent at December 31, 2001 (2001 - 9.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

o Contingency Loan of $10.9 million (2001 - $10.9 million) bearing interest at prime plus 1.0 per cent, which was 5.0 per cent at December 31, 2001 (2001 - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance;

o Guarantee Advance of $10.0 million (2001 - $8.0 million) bearing interest at prime plus 1.0 per cent, which was 5.0 per cent at December 31, 2001 (2001 - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance; and

o Cash Flow Loan of $10.5 million (2001 - $10.5 million) bearing interest at prime plus 1.0 per cent, which was 5.0 per cent at December 31, 2001 (2001
     - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

The Government records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at
11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula.

Any payments to be made on the Participating Debenture, the Contingency Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after MLPLP has fully repaid an external bank loan. The Participating Debenture, Term Loan, Contingency Loan and Interest Loan mature in 2014. The remaining balance outstanding on the Participating Debenture and Interest Loan on October 31, 2014 shall bear interest at a rate equal to the Government's short-term cost of borrowing, which at December 31, 2001 was 1.98 per cent (2000 - 5.63 per cent), until paid in full.

On June 14, 2001, MLPLP refinanced its long-term debt with other major lenders. As a part of the refinancing agreement, the Government provided a guarantee on MLPLP's long-term debt payments to the other lenders to a maximum of $80 million. During the year, the Government provided payments of $2 million under this guarantee.

The total deferred interest is $326.4 million (2000 - $275.5 million).

Due to the uncertainty of cash flows from MLPLP, the Government's Participating Debenture is shown net of a provision for loan losses of $60.0 million (2000 - $60.0 million).

Summary Financial Statements                                               65
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 4 (CONTINUED) - OTHER INVESTMENTS


SASKFERCO PRODUCTS INC. (SASKFERCO)

The Government holds a 49 per cent (2000 - 49 per cent) voting interest in Saskferco.

HARO FINANCIAL CORPORATION (HARO)

To December 31, 2001, the Government had advanced $273.0 million (2000 - $273.0 million) to HARO to finance its ownership interest in Crown Life Insurance Company (Crown Life). In 1995, the Government exercised its right to convert $68.0 million of these advances into 68,000,000 non-voting, fully participating equity shares of HARO.

The loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. In 1998, the Government agreed to renew this loan for a second five-year term. Annual interest rates on the loan are fixed at the start of each renewal term. For the second five-year term, the interest rate on the loan is 6.64 per cent compounded annually.

Security for the loan is 100 per cent of HARO's assets, which as of December 31, 2001 consisted primarily of HARO's 64.5 per cent interest in Crown Life shares. In 1999, the Canada Life Assurance Company acquired most of the insurance operations of Crown Life. The remaining assets and operations will continue to be managed by Crown Life.

Payment of principal and interest is subject to available cash flow as defined in the loan agreement. Due to collection uncertainty, the Government will record interest income when payments are received.

All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Government has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval.

Ownership of the 68,000,000 of HARO's Class B non-voting common shares entitles the Government to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Government has a unilateral right to exchange at any time the Class B shares for voting shares or HARO's assets.

CAMECO CORPORATION (CAMECO)

On February 14, 2002, the Government sold its remaining 5,423,123 shares in Cameco for net proceeds of $226.4 million, generating a gain on sale of $111.5 million.

66                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 4 (CONTINUED) - OTHER INVESTMENTS

INVESTMENT IN GOVERNMENT BUSINESS PARTNERSHIPS

The Government has invested in government business partnerships to promote economic growth and provide an economic return. At March 31, 2002, the Government's investment in government business partnerships includes a 35 per cent share in Centennial Foods Partnership (Centennial), a 50 per cent share in NewGrade Energy Inc. (NewGrade), a 33.3 per cent share in Foragen Technologies Limited Partnership (Foragen) and a 50 per cent share in Meadow Lake Pulp Limited Partnership (MLPLP). Centennial is a value- added food manufacturing and food service distribution business that is expanding its processing operations into Saskatchewan; NewGrade operates a heavy oil upgrading plant in Regina; Foragen is a venture capital fund which will offer seed capital to technology corporations; and MLPLP operates a pulp mill near Meadow Lake. These investments are accounted for using the modified equity method. For 2000-01 only, due to limited activity during the year, Foragen was recorded at cost and is not included in the 2001 condensed financial information for government business partnerships.

-------------------------------------------------------------------------------
                                                         (thousands of dollars)
                                                           2002            2001
-------------------------------------------------------------------------------
CONDENSED FINANCIAL INFORMATION FOR
GOVERNMENT BUSINESS PARTNERSHIPS:

ASSETS
Capital assets...............................   $       284,836  $      303,993
Other assets.................................           269,694         277,639
TOTAL ASSETS                                            554,530         581,632
-------------------------------------------------------------------------------
LIABILITIES
Debt
   Owing to government organizations.........           550,506         515,076
   Other.....................................           243,849         269,573
Other liabilities............................           114,206         113,647
TOTAL LIABILITIES                                       908,561         898,296
-------------------------------------------------------------------------------
NET LIABILITIES                                 $      (354,031)  $    (316,664)
===============================================================================
OPERATING RESULTS
Revenue.....................................   $      1,095,858  $    1,236,862
Expenses....................................          1,140,889       1,143,887
--------------------------------------------------------------------------------
NET OPERATING RESULTS                                   (45,031)         92,975
Net Operating Deficiency - beginning of
 year.......................................           (483,286)       (576,261)
-------------------------------------------------------------------------------
Net Operating Deficiency - end of year......           (528,317)       (483,286)
Equity advances/share capital (net of
 partnership distributions).................            174,286         166,622
-------------------------------------------------------------------------------
NET DEFICIENCY                                  $      (354,031)  $    (316,664)
===============================================================================

INVESTMENT IN GOVERNMENT BUSINESS PARTNERSHIPS:

  Government's share of Net Operating
  Deficiency - end of year..................    $      (263,631)  $    (241,617)
  Government's investment(1)................             90,051          88,927
  Adjustments(2)............................            162,134         137,196
                                                  ---------------- ------------
TOTAL INVESTMENT IN GOVERNMENT
BUSINESS PARTNERSHIPS(3)                        $       (11,446)  $     (15,494)
                                                  ================ ============

1 Government's investment includes the Government's initial investment net of partnership distributions as well as subsequent cash injections provided under various terms and conditions.

2   Adjustments include:
     - elimination of expenditures included in the Government's share of accumulated operating deficiency above and also consolidated as part of the operations of government service organizations; and
     - recording additional operating expenditures incurred by the Government's subsidiaries through which the Government has made these investments.

3   Total investment in government business partnerships includes:
    Centennial Foods Partnership.................   $    19,614    $    19,939
    NewGrade Energy Inc..........................        14,931         (4,804)
    Foragen Technologies Limited Partnership.....         2,275          3,000
    Meadow Lake Pulp Limited Partnership..........      (48,266)       (33,629)
                                                    -----------     ----------
                                                    $   (11,446)    $  (15,494)
                                                    ===========     ==========

Summary Financial Statements                                               67
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 5 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES
                                                          (thousands of dollars)
-------------------------------------------------------------------------------
                                                     2002                 2001
-------------------------------------------------------------------------------
Transfers...................................    $  218,240           $  268,134
Accrued employee benefits...................       207,444              161,359
Supplier payments...........................       201,440              194,568
Accrued interest............................       165,456              189,662
Transfers to the federal government                101,942              107,546
Public employee benefit plans claims payable        67,922               62,830
Capital lease obligations (note 13).........        47,790               47,561
Other.......................................        75,291              125,024
-------------------------------------------------------------------------------
TOTAL ACCOUNTS PAYABLE AND ACCRUED LIABILITIES  $1,085,525           $1,156,684
===============================================================================

SCHEDULE 6 - OTHER LIABILITIES
                                                          (thousands of dollars)
-------------------------------------------------------------------------------
                                                     2002                 2001
-------------------------------------------------------------------------------
FUNDS HELD ON BEHALF OF GOVERNMENT
ENTERPRISES AND OTHERS
Saskatchewan Liquor and Gaming Authority...     $   32,348           $   12,925
Millenium Scholarship Trust Fund...........          9,781                    -
Queen's Bench Court Accounts...............          8,335                9,614
Public Employees' Pension Plan.............          6,279                5,714
Teachers' Superannuation Commission........          3,876                4,171
Others.....................................         22,141               21,078
-------------------------------------------------------------------------------
                                                    82,760               53,502
-------------------------------------------------------------------------------
OTHER......................................         16,289                6,902
-------------------------------------------------------------------------------
TOTAL OTHER LIABILITIES                         $   99,049           $   60,404
===============================================================================

68                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 7 - PUBLIC DEBT


                                                                                               (thousands of dollars)
---------------------------------------------------------------------------------------------------------------------
                                                         -------------------------------------------   -------------
                                                                           2002                              2001
                                                         -------------------------------------------   -------------
                                                           GROSS            LESS
                                                          PUBLIC         SINKING             PUBLIC          Public
                                                            DEBT           FUNDS(3)            DEBT            Debt
-------------------------------------------------------------------------------------------------------------------
GOVERNMENT SERVICE ORGANIZATIONS
General Revenue Fund(1)...........................   $ 8,165,903        $604,004        $ 7,561,899     $ 7,405,479
Saskatchewan Opportunities Corporation............       165,201           2,798            162,403         150,252
Saskatchewan Housing Corporation..................       156,992           1,603            155,389         173,841
District Health Boards............................       123,241               -            123,241         124,622
Information Services Corporation of Saskatchewan..        54,336               -             54,336          30,246
Agricultural Credit Corporation of Saskatchewan...        39,351               -             39,351          59,835
Saskatchewan Water Corporation....................        42,242           3,294             38,948          38,603
Crown Investments Corporation of Saskatchewan
  (non-consolidated)  ...........................        175,027         155,017             20,010          43,203
Other............................................         12,113               -             12,113           6,476
-------------------------------------------------------------------------------------------------------------------
DEBT OF GOVERNMENT SERVICE ORGANIZATIONS               8,934,406         766,716          8,167,690       8,032,557
-------------------------------------------------------------------------------------------------------------------
GOVERNMENT ENTERPRISES
Saskatchewan Power Corporation...................      1,985,934          97,634          1,888,300       1,583,501
SaskEnergy Incorporated..........................        857,194          15,431            841,763         717,493
Saskatchewan Telecommunications Holding
  Corporation....................................        478,934          28,721            450,213         413,951
Saskatchewan Gaming Corporation..................         35,387               -             35,387          20,093
Municipal Financing Corporation of Saskatchewan..         33,865               -             33,865          62,075
-------------------------------------------------------------------------------------------------------------------
                                                       3,391,314         141,786          3,249,528       2,797,113
Adjustments to March 31..........................         33,639           8,415             25,224         245,808
-------------------------------------------------------------------------------------------------------------------
DEBT OF GOVERNMENT ENTERPRISES(2)                      3,424,953         150,201          3,274,752       3,042,921
-------------------------------------------------------------------------------------------------------------------
TOTAL PUBLIC DEBT(4)                                 $12,359,359        $916,917        $11,442,442    $ 11,075,478
===================================================================================================================



Debt repayable in foreign currency has been restated in Canadian dollar equivalents.

1 General Revenue Fund debt is shown net of $3,149.3 million (2001 - $3,010.7 million) reimbursable from government enterprises and $458.9 million (2001 - $468.3 million) reimbursable from government service organizations.

2 The debt of government enterprises is as presented in their audited financial statements closest to March 31, 2002, as disclosed on schedule 3. The balance is adjusted for the net change to March 31, 2002.

3  See schedule 8 for information on sinking funds.

4  See schedule 9 for information on public debt by maturity.

Summary Financial Statements                                               69
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS


SCHEDULE 8 - SINKING FUNDS


                                                                                       (thousands of dollars)
-------------------------------------------------------------------------------------------------------------------------
                                                  2001                         2002
                                              ---------  ----------------------------------------------------------------
                                               Sinking                                      LESS     CURRENCY     SINKING
                                                 Funds   CONTRIBUTIONS    EARNINGS   REDEMPTIONS   ADJUSTMENT       FUNDS
-------------------------------------------------------------------------------------------------------------------------

GOVERNMENT SERVICE ORGANIZATIONS
General Revenue Fund..............            $ 507,276    $  58,677    $  35,216    $       -    $   2,835     $ 604,004
Crown Investments Corporation of
  Saskatchewan (non-consolidated).              232,992        5,000       10,850       93,825            -       155,017
Saskatchewan Water Corporation....                2,832          302          160            -            -         3,294
Saskatchewan Opportunities
  Corporation.....................                1,813          850          135            -            -         2,798
Saskatchewan Housing Corporation..                  949          585           69            -            -         1,603
Agricultural Credit Corporation
  of Saskatchewan.................                7,116            -          181        7,297            -             -
-------------------------------------------------------------------------------------------------------------------------
SINKING FUNDS OF GOVERNMENT
SERVICE ORGANIZATIONS                           752,978       65,414       46,611      101,122        2,835       766,716
-------------------------------------------------------------------------------------------------------------------------
GOVERNMENT ENTERPRISES
Saskatchewan Power Corporation....               77,217        9,865        7,461            -        3,091        97,634
Saskatchewan Telecommunications
  Holding Corporation.............               31,856        3,432        2,589       10,528        1,372        28,721
SaskEnergy Incorporated...........               54,443        5,670        1,239       45,921            -        15,431
-------------------------------------------------------------------------------------------------------------------------
                                                163,516       18,967       11,289       56,449        4,463       141,786
Adjustments to March 31...........              (39,870)      (2,340)      (2,358)     (56,449)      (3,466)        8,415
-------------------------------------------------------------------------------------------------------------------------
SINKING FUNDS OF GOVERNMENT
  ENTERPRISES                                   123,646       16,627        8,931            -          997       150,201
-------------------------------------------------------------------------------------------------------------------------
TOTAL SINKING FUNDS                           $ 876,624    $  82,041    $  55,542    $ 101,122    $   3,832     $ 916,917
=========================================================================================================================


The market value of sinking funds, at March 31, 2002, is $912.3 million (2001 - $890.3 million).

Sinking fund earnings include gains on investment sales of $4.4 million (2001 - $7.5 million).

Annual contributions, when established by Order in Council, are set at not less than 1 per cent of debentures outstanding. The redemption value is based on the market value of the sinking fund units at the date of redemption.

The aggregate amount of contributions estimated to be required in each of the next five fiscal years to meet sinking fund requirements are:

                                                       (thousands of dollars)
--------------------------------------------------------------------------------
                                              Government
                                                 Service     Government
                                           Organizations     Enterprise    TOTAL
--------------------------------------------------------------------------------
2002-03..................................  $      63,796   $  19,277    $ 83,073
2003-04..................................         63,796      19,277      83,073
2004-05..................................         60,906      18,480      79,386
2005-06..................................         51,380      18,382      69,762
2006-07..................................         49,198      17,564      66,762
--------------------------------------------------------------------------------
                                           $     289,076   $  92,980    $382,056
================================================================================

Sinking fund assets have been invested as follows:
                                                        (thousands of dollars)
                                                           2002           2001
--------------------------------------------------------------------------------
Long-term Investments
 Governmentof Saskatchewan securities; coupon
  interest range 4.8% to 10.3%; maturing in
  1.3 to 29.4 years................................    $  312,711   $  370,036
 Other provincial governments' securities; coupon
  interest range 5.3% to 10.5%; maturing in 4.0
  to 37.3 years....................................       275,749      275,634
 Government of Canada securities; coupon interest
  range 5.0% to 7.3%; maturing in 1.5 to
  27.2 years.......................................       226,235       43,291
 Government of the United States securities;
  coupon interest range 3.5% to 8.9%; maturing in
  4.6 to 28.9 years................................        47,628       17,558
 Other long-term investments.......................             -       12,951
Cash, short-term investments and accrued interest..        54,594      157,154
--------------------------------------------------------------------------------
TOTAL SINKING FUNDS                                    $  916,917   $  876,624
================================================================================

Short-term investments include $0 (2001 - $135.7 million) Government of Saskatchewan securities.

Cash, short-term investments and accrued interest are disclosed net of $2.0 million (2001 - $7.9 million) in liabilities.

Included are U.S. dollar cash, investments and accrued interest converted to $337.6 million Canadian (2001 - $289.6 million) at the exchange rate in effect at March 31, 2002 of 1.5935 (2001 - 1.5774).

70                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 9 - PUBLIC DEBT BY MATURITY

                                                                       (thousands of dollars)
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                             2002                               2001
                                    -----------------------------------------------   ----------------------
                                    -----------------------------------------------   ----------------------
                                     CANADIAN   U.S. DOLLAR                 AVERAGE                 Average
YEAR OF                                DOLLAR          DEBT        TOTAL     COUPON          Total   Coupon
MATURITY                                 DEBT       (CDN $)      (CDN $)       RATE         (CDN$)     Rate
--------------------------------------------------------------------------------------------------  -------
--------------------------------------------------------------------------------------------------  -------
GOVERNMENT SERVICE ORGANIZATIONS
Short-term promissory notes.....   $  232,400   $        -    $  232,400      2.26%    $  392,100    5.01%
2001-02.........................            -            -             -          -       791,515    8.42%
2002-03.........................      412,801            -       412,801      9.64%       385,870    9.96%
2003-04.........................      370,998            -       370,998      7.42%       374,010    7.41%
2004-05.........................    1,120,811            -     1,120,811      8.51%     1,126,578    8.49%
2005-06.........................      768,842            -       768,842      6.20%       721,859    6.30%
2006-07.........................    1,130,294            -     1,130,294      5.85%             -        -
--------------------------------    ---------   ----------     ---------      -----     ---------    -----
1-5 YEARS                           4,036,146            -     4,036,146                3,791,932
6-10 years......................    2,049,891            -     2,049,891      6.90%     2,248,415    6.97%
11-15 years.....................      989,124      677,238     1,666,362      8.66%     1,753,230    8.74%
16-20 years.....................      104,607      478,050       582,657      8.79%       569,218    8.74%
21-25 years.....................            -      159,350       159,350      8.50%       172,740    8.60%
Thereafter......................      440,000            -       440,000      6.03%       250,000    5.75%
--------------------------------    ---------   ----------     ---------                ---------
                                    7,619,768    1,314,638     8,934,406                8,785,535
Less: Sinking funds                  (519,047)    (247,669)     (766,716)                (752,978)
--------------------------------------------------------------------------------------------------
DEBT OF GOVERNMENT SERVICE
  ORGANIZATIONS                     7,100,721    1,066,969     8,167,690                8,032,557
--------------------------------------------------------------------------------------------------
GOVERNMENT ENTERPRISES
Short-term promissory notes.....      169,600            -       169,600      2.26%       241,000     5.01%
2001-02.........................            -            -             -         -         43,579    13.39%
2002-03.........................       22,042            -        22,042     12.51%        16,529    13.36%
2003-04.........................      159,430       12,748       172,178      9.38%       176,150     9.35%
2004-05.........................      210,607            -       210,607     11.45%       205,878    11.52%
2005-06.........................      194,830            -       194,830      9.82%       189,259     9.88%
2006-07.........................      131,777            -       131,777      9.51%             -         -
--------------------------------    ---------   ----------     ---------                ---------
1-5 YEARS                             888,286       12,748       901,034                  872,395
6-10 years......................      618,821      197,594       816,415      7.72%       918,430     7.96%
11-15 years.....................       29,811      119,512       149,323      7.36%       129,800     7.54%
16-20 years.....................      299,817      318,700       618,517      9.23%       350,646     9.10%
21-25 years.....................      196,148      318,700       514,848      8.55%       730,480     8.92%
Thereafter......................      424,816            -       424,816      6.23%       164,816     5.70%
--------------------------------    ---------   ----------     ---------      -----     ---------

                                    2,457,699      967,254     3,424,953                3,166,567
Less: Sinking funds                   (60,287)     (89,914)     (150,201)                (123,646)
-----------------------------------------------------------------------------------------------------------
DEBT OF GOVERNMENT ENTERPRISES      2,397,412      877,340     3,274,752                3,042,921
-----------------------------------------------------------------------------------------------------------
TOTAL PUBLIC DEBT                  $9,498,133   $1,944,309   $11,442,442              $11,075,478
===========================================================================================================


See page 71 for additional information.

Summary Financial Statements                                               71
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 9 (CONTINUED) - PUBLIC DEBT BY MATURITY

The average effective interest rate paid on total public debt during 2001-02 was
7.96 per cent (2000-01 restated - 8.92 per cent). The average term to maturity of total public debt outstanding at March 31, 2002 is 9.2 years (2001 - 8.9 years). The average effective interest rate includes the impact of foreign exchange and the amortization of any premiums or discounts associated with the debentures.

Total public debt includes Canada Pension Plan debentures of $1,219.6 million (2001 - $1,329.3 million) that are redeemable in whole or in part before maturity, on six months prior notice, at the option of the Minister of Finance of Canada. These debentures are callable in whole or in part before maturity, on 30 days prior notice, at the option of the Minister of Finance of Saskatchewan.

Total public debt includes $390.0 million (2001 - $310.0 million) that provide the holder with a choice of dates on which the debt matures. The year of maturity in the previous table reflects the earliest possible date of maturity rather than the maximum term to maturity.

SENSITIVITY OF DEBT CHARGES

U.S. dollar debentures have been converted to Canadian dollars at the exchange rate in effect at March 31, 2002 of 1.5935 (2001 - 1.5774). A one cent change in the value of the U.S. dollar compared to the Canadian dollar from the March 31, 2002 level would change debt charges by $3.2 million in 2002-03.

Debt of government service organizations includes floating rate debt of $1,632.6 million (2001 - $1,950.7 million). Floating rate debt is defined as the sum of floating rate debentures, short-term promissory notes, fixed rate debt maturing within one year and Saskatchewan Savings Bonds. A one percentage point increase in interest rates would result in an increase in debt charges of $16.3 million in 2002-03.

DERIVATIVE FINANCIAL INSTRUMENTS

Cross Currency Swaps

Included in total public debt are the following foreign-denominated debt issues that have been hedged to Canadian dollars using cross currency swaps:

o debentures totalling 22.5 billion yen (2001 - 22.5 billion) fully hedged to $259.2 million Canadian (2001 - $259.2 million);

o debentures totalling $862.0 million U.S. (2001 restated - $862.0 million) fully hedged to $1,192.4 million Canadian (2001 restated - $1,192.4 million);

o debentures totalling 102.3 million euros (2001 - 102.3 million) fully hedged to $154.1 million Canadian (2001 - $154.1 million); and

o debentures totalling 0 Swiss francs (2001 - 200.0 million) fully hedged to $0 Canadian (2001 - $145.4 million).

In total, the Government has cross currency swaps on a notional value of $2,089.8 million (2001 - $2,235.2 million) of debt.

The Government also has future interest obligations totalling $12.5 million U.S. (2001 - $35.3 million) hedged to $17.6 million Canadian (2001 - $49.9 million).

Interest Rate Swaps and Forward Rate Agreements

The Government has interest rate swaps on a notional value of debt of $1,197.2 million (2001 - $997.2 million) and forward rate agreements on a notional value of debt of $125.0 million (2001 - $0).

Foreign Currency Forward Exchange Contracts

The Government has forward purchase commitments to acquire, during 2002-03, $3.0 million U.S. (2001 - $0) at a cost of $4.8 million Canadian (2001 - $0).

72                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 10 - GUARANTEED DEBT
                                                         (thousands of dollars)
-------------------------------------------------------------------------------
                                                        2002               2001
-------------------------------------------------------------------------------
The Industry and Commerce Development Act
  Saskferco Products Inc. ....................     $  115,171         $ 142,797
The NewGrade Energy Inc. Act
  NewGrade Energy Inc. .......................         78,093            93,038
Crown Investments Corporation of Saskatchewan
 (non-consolidated)
  NewGrade Energy Inc. .......................         59,654            71,021
The Power Corporation Act
  Luscar Ltd. ................................         23,465            25,105
  National Trust Company .....................         10,003            12,007
The Farm Financial Stability Act
  Breeder associations .......................         16,224            15,970
  Feeder associations ........................         11,839            15,560
Other ........................................          8,602            11,173
-------------------------------------------------------------------------------
TOTAL GUARANTEED DEBT                              $  323,051         $ 386,671
===============================================================================

Total guaranteed debt is net of a loss provision of $1.8 million (2001 - $2.2 million).

In addition to the amount shown, there is a contingent liability for interest accrued on these items.

See page 73 for additional information.

Summary Financial Statements                                               73
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS


SCHEDULE 10 (CONTINUED) - GUARANTEED DEBT

SASKFERCO PRODUCTS INC. (SASKFERCO)

The Government has guaranteed certain medium-term notes issued by Saskferco to finance the construction of a nitrogen based fertilizer plant located near Belle Plaine.

This guarantee pertains to debt denominated in U.S. dollars. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. This note is due in 2003. The amount recorded is net of $120.7 million (2001 - $119.1 million) for Saskferco's equity in a sinking fund.

NEWGRADE ENERGY INC. (NEWGRADE)

The Government has guaranteed certain long-term debt of NewGrade to a maximum of $360 million. A significant portion of this guarantee relates to U.S. denominated debt. Thus, the amount of the guarantee is influenced by changes in the value of the U.S. dollar relative to the Canadian dollar. At March 31, 2002, the Government's guarantee is $78.1 million (2001 - $93.0 million).

The Government has also indemnified the Government of Canada for its guarantee of NewGrade's long-term debt, to a maximum of $275 million. At March 31, 2002, the Government's guarantee is $59.7 million (2001 - $71.0 million).

LUSCAR LTD.

The Government has guaranteed a $45 million promissory note issued by Luscar Ltd. to finance the purchase of a dragline from Saskatchewan Power Corporation. The note is due in 2003. The amount recorded is net of $21.5 million (2001 - $19.9 million) for Luscar Ltd's equity in a sinking fund administered by the Minister of Finance.

NATIONAL TRUST COMPANY

The Government is contingently liable for payments on certain leased mining equipment, which was assumed by the purchaser of a mining operation. The lease expires in 2004.

BREEDER AND FEEDER ASSOCIATIONS

The Government provides guarantees to lenders who make loans to production associations. The Government guarantees repayment of 25 per cent of the outstanding loan balance at the time of a first default on any advance, plus accrued interest as of the time that payment is to be made on the guarantee. Guarantees for each cattle or bison association are limited to $5 million under both the breeder and feeder options. Guarantees for each sheep association are limited to $4 million under both the breeder and feeder options.

OTHER

Other includes guarantees under $10 million.

74                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 11 - REVENUE
                                                        (thousands of dollars)
------------------------------------------------------------------------------
                                                    2002                  2001
-------------------------------------------------------------------------------
TAXATION
Individual income..........................   $  1,196,410       $   1,255,409
Sales......................................        770,984             736,563
Corporation capital........................        363,204             342,242
Fuel.......................................        353,765             345,136
Corporation income.........................        145,338             333,299
Tobacco....................................        120,049             122,012
Other......................................         73,578              68,595
-------------------------------------------------------------------------------
Total Taxation                                   3,023,328           3,203,256
-------------------------------------------------------------------------------
NON-RENEWABLE RESOURCES
Oil........................................        555,337             799,049
Potash.....................................        179,658             199,296
Natural gas................................        129,067             239,305
Other......................................         38,982              55,064
-------------------------------------------------------------------------------
Total Non-renewable Resources                      903,044           1,292,714
-------------------------------------------------------------------------------
OTHER OWN-SOURCE REVENUE
Fees, permits and licences.................        542,858             484,321
Interest and dividends.....................         91,966             114,223
Equity investments.........................          9,043              73,493
Insurance..................................         82,682              69,635
Gain on sale of investments................        111,517                   -
Other......................................        232,081             182,071
-------------------------------------------------------------------------------
Total Other Own-source Revenue                   1,070,147             923,743
-------------------------------------------------------------------------------
TOTAL OWN-SOURCE REVENUE                         4,996,519           5,419,713
-------------------------------------------------------------------------------
TRANSFERS FROM THE FEDERAL GOVERNMENT
Canada Health and Social Transfer...........       608,908             552,378
Equalization................................       492,017             175,247
Crop insurance premium contributions........        79,208              78,925
Housing subsidy.............................        52,854              55,126
Other.......................................       284,893             167,147
-------------------------------------------------------------------------------
TOTAL TRANSFERS FROM THE FEDERAL GOVERNMENT      1,517,880           1,028,823
-------------------------------------------------------------------------------
TOTAL REVENUE                                 $  6,514,399         $ 6,448,536
===============================================================================

Summary Financial Statements                                               75
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

Schedule 12 - Gains and Losses on Other Investments

                                                                                                 (thousands of dollars)
-----------------------------------------------------------------------------------------------------------------------
                                                                                            2002                  2001
-----------------------------------------------------------------------------------------------------------------------
GAIN (LOSS) ON SALE OF OTHER INVESTMENTS
Cameco Corporation.........................................................  $           111,517     $               -
-----------------------------------------------------------------------------------------------------------------------
Gain on Sale of Other Investments                                                        111,517                     -
-----------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSSES) FROM EQUITY INVESTMENTS
NewGrade Energy Inc. ......................................................               19,735                51,809
Saskferco Products Inc. ...................................................                3,225                 3,065
Foragen Technologies Limited Partnership...................................                 (725)                    -
Centennial Foods Partnership...............................................                 (337)                  (61)
Meadow Lake Pulp Limited Partnership.......................................              (15,009)               17,712
Other......................................................................                2,154                   968
-----------------------------------------------------------------------------------------------------------------------
Net Earnings from Equity Investments                                                       9,043                73,493
-----------------------------------------------------------------------------------------------------------------------
PROVISION FOR INVESTMENT LOSSES............................................               (6,164)               (3,543)
-----------------------------------------------------------------------------------------------------------------------
GAIN ON OTHER INVESTMENTS                                                    $           114,396     $          69,950
=======================================================================================================================

SCHEDULE 13 - NET CHANGE IN NON-CASH OPERATING ACTIVITIES
                                                                                                 (thousands of dollars)
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                            2002                  2001
-----------------------------------------------------------------------------------------------------------------------
Decrease (increase) in prepaid expenditures................................  $            (3,741)    $          (7,409)
Decrease (increase) in accounts receivable.................................              (47,166)              141,273
Decrease (increase) in inventories held for resale.........................                   53                  (858)
Decrease (increase) in deferred charges....................................                7,419               (23,467)
Increase (decrease) in accounts payable and accrued liabilities............              (71,159)             (292,925)
Increase (decrease) in unearned revenue....................................               17,297                19,882
-----------------------------------------------------------------------------------------------------------------------
NET CHANGE IN NON-CASH OPERATING ACTIVITIES                                  $           (97,297)    $        (163,504)
=======================================================================================================================

76                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------


GOVERNMENT OF SASKATCHEWAN
SCHEDULES TO THE SUMMARY FINANCIAL STATEMENTS

SCHEDULE 14 - REPORTING ENTITY
GOVERNMENT SERVICE ORGANIZATIONS (CONSOLIDATED)

---------------------------------------------------------- ---------------------------------------------------------
Agricultural Credit Corporation of Saskatchewan            Saskatchewan Apprenticeship and Trade Certification Commission (4a)
Agricultural Implements Board                              Saskatchewan Archives Board
Agri-Food Equity Fund                                      Saskatchewan Arts Board
Agri-Food Innovation Fund                                  Saskatchewan Cancer Foundation
Board of Governors, Uranium City Hospital                  Saskatchewan Centre of the Arts Fund
Cattle Marketing Deductions Fund                           Saskatchewan Communications Network Corporation
CIC Industrial Interests Inc. (4c)                         Saskatchewan Crop Insurance Corporation
Commercial Revolving Fund                                  Saskatchewan Development Fund Corporation (4c)
Community Initiatives Fund (2)                             Saskatchewan Grain Car Corporation (4b)
Correctional Facilities Industries Revolving Fund          Saskatchewan Health Information Network
Correspondence School Revolving Fund                       Saskatchewan Heritage Foundation
Crop Reinsurance Fund of Saskatchewan                      Saskatchewan Housing Corporation (4c)
Crown Investments Corporation of Saskatchewan              Saskatchewan Institute of Applied Science and Technology (4a)
  (non-consolidated) (4c)                                  Saskatchewan Legal Aid Commission
District Health Boards                                     Saskatchewan Lotteries Trust Fund For Sport, Culture and
Extended Health Care Plan (4c)                               Recreation
Extended Health Care Plan for Certain Other Employees (4c) Saskatchewan Opportunities Corporation (4c)
Fiscal Stabilization Fund                                  Saskatchewan Property Management Corporation
Fish and Wildlife Development Fund                         Saskatchewan Research Council
Forest Fire Contingency Fund (1)                           Saskatchewan Student Aid Fund
General Revenue Fund                                       Saskatchewan Transportation Company (4c)
Government House Foundation (1)                            Saskatchewan Water Corporation (4c)
Health Services Utilization and Research Commission        Saskatchewan Western Development Museum
Highways Revolving Fund                                    Saskatchewan Wetland Conservation Corporation
Horned Cattle Fund                                         Sask911 Account
Information Services Corporation of Saskatchewan (4c)      St. Louis Alcoholism Rehabilitation Centre
Law Reform Commission of Saskatchewan                      Training Completions Fund
Learning Resources Distribution Centre Revolving Fund      Transportation Partnerships Fund
Livestock Services Revolving Fund                          Victims' Fund
Milk Control Board (4c)                                    Water Appeal Board
Northern Revenue Sharing Trust Account (4c)
Oil and Gas Environmental Fund                             GOVERNMENT ENTERPRISES (MODIFIED EQUITY METHOD)
Operator Certification Board                               Municipal Financing Corporation of Saskatchewan
Pastures Revolving Fund                                    Saskatchewan Auto Fund
Prairie Agricultural Machinery Institute                   Saskatchewan Gaming Corporation
Public Employees Benefits Agency Revolving Fund            Saskatchewan Government Growth Fund Management
Public Employees Dental Fund (4c)                            Corporation
Public Employees Disability Income Fund (4c)               Saskatchewan Government Insurance
Public Employees Group Life Insurance Fund (4c)            Saskatchewan Liquor and Gaming Authority
Queen's Printer Revolving Fund                             Saskatchewan Power Corporation
Regional Colleges(3),(4a)                                  Saskatchewan Telecommunications Holding Corporation
Resource Protection and Development Revolving Fund         SaskEnergy Incorporated
Saskatchewan Agricultural Stabilization Fund               Workers' Compensation Board (Saskatchewan)


1    Organization established during 2001-02.
2    Name changed from Associated Entities Fund during 2001-02.
3    Includes eight colleges that were listed separately in previous years.
4 The year-ends of certain government service organizations differ from March 31, 2002: (a) June 2001; (b) July 2001; and (c) December 2001.

                 GENERAL REVENUE FUND - DETAILS OF DEBENTURES
                                 (UNAUDITED)




78                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------

GENERAL REVENUE FUND
Public Issue Debentures
As at March 31, 2002
============================================================================================================================
                         Interest                                                                    Equity of  Sinking Fund
Date of     Date of      Rate       Interest              Purpose of      Amount      Total Issue    Applicable Contribution
Issue       Maturity     %          Payments     Currency Issue      Outstanding      Outstanding  Sinking Fund      2001-02
----------------------------------------------------------------------------------------------------------------------------
July 15/97  July 15/02   4.00       Annual       Can.     GRF.........28,347,300       28,347,300           ---          ---
                                                                    ------------
(Savings bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 1998; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

July 29/92  July 29/02   8.75       Semiannual   Can.     GRF.........47,700,000       47,700,000           ---          ---
                                                                    ------------
(The original 6.04% 5,000,000,000 Japanese Yen loan has been converted by forward contract to Canadian dollars resulting in an all-in-cost of 8.75%;
Non-callable; Payable in Tokyo)

Sept. 30/92 Sept. 30/02  8.21       Semiannual   Can.     GRF.........49,613,664       49,613,664           ---          ---
                                                                    ------------
(The original 6% 5,000,000,000 Japanese Yen loan has been converted by forward contract to Canadian dollars resulting in an all-in-cost of 8.21%;
Non-callable; Payable in Tokyo)

Feb. 12/93  Feb. 12/03   9.055      Semiannual   Can.     CIC........154,107,820      154,107,820   149,915,442          ---
                                                                    ------------
(The original 102,258,400 Euro issue carried interest at 11% paid annually for two years and a floating interest rate paid semi-annually for the remaining term of the debentures; Principal and interest payments have been converted by forward contract to Canadian dollars with an all-in-cost of 9.055%;
Non-callable; Payable in Frankfurt/Main, Zurich, London, Luxembourg)

July 20/93  July 15/03   6.625      Semiannual   U.S.     GRF........191,850,000                     24,105,811    2,268,600
                                                          SaskPower.. 50,000,000(*)   241,850,000     5,614,855(*)   756,200(**)
                                                                    ------------
(The General Revenue Fund $150,000,000 U.S. share of this debenture issue has been swapped into Canadian dollars with an effective interest rate of 8.32%; Non-callable; Payable in New York)

July 15/98  July 15/03   5.00       Annual       Can.     GRF.........73,382,700       73,382,700           ---          ---
                                                                    ------------
(Savings bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 1999; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Aug. 31/93  Aug. 31/03   8.20       Semiannual   Can.     GRF.........31,040,865       31,040,865           ---          ---
                                                                    ------------
(The original 5.2% 2,500,000,000 Japanese Yen loan has been swapped into
Canadian dollars with an effective interest rate of 8.2%; Non-callable;
Payable in Tokyo)

March 1/01  March 1/04   5.00-6.80  Semiannual   Can.     GRF.........50,000,000       50,000,000       502,305      500,000
                                                                    ------------
(Canadian medium term note; If not redeemed by the holder on March 1, 2004, this note matures on March 1, 2011; This note pays interest of 5% to March 1,
2004 and 6.8% thereafter; This book-based note is held in the Canadian
Depository for Securities)

May 10/94   May 10/04    8.82       Semiannual   Can.     GRF.........67,116,600       67,116,600           ---          ---
                                                                    ------------
(The original 4.48% 5,000,000,000 Japanese Yen loan has been swapped into Canadian dollars with an effective interest rate of 8.82%;
Non-callable; Payable in Tokyo)




Details of Debentures                                                      79
-----------------------------------------------------------------------------

GENERAL REVENUE FUND
Public Issue Debentures

============================================================================================================================
                         Interest                                                                    Equity of  Sinking Fund
Date of     Date of      Rate       Interest              Purpose of      Amount      Total Issue    Applicable Contribution
Issue       Maturity     %          Payments     Currency Issue      Outstanding      Outstanding  Sinking Fund      2001-02
----------------------------------------------------------------------------------------------------------------------------
June 22/99  June 17/04   5.50-5.75  Semiannual   Can.     SOCO........25,000,000       25,000,000           ---          ---
                                                                    ------------
(Canadian medium term note; If not redeemed by the holder on June 17, 2004, this note matures on June 17, 2019; This note pays interest of 5.50% to June
17, 2004 and 5.75% thereafter; This book-based note is held in the Canadian
Depository for Securities)

July 15/99  July 15/04   5.00       Annual       Can.     GRF........144,103,100      144,103,100           ---          ---
                                                                    ------------
(Savings bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2000; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

July 26/94  July 15/04   Var.       Semiannual   Can.     GRF........553,094,588      553,094,588    53,418,684    6,049,600
                                                                    ------------
(The original 8% $400,000,000 U.S. debentures have been swapped into Canadian dollars:  $200,000,000 at 9.83%, $127,587,285 at 4.98%
and $72,412,715 at 4.982%; Payable in New York)

Aug. 16/94  Aug. 16/04   9.50       Semiannual   Can.     GRF........300,000,000      300,000,000    27,919,241    3,000,000
                                                                    ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Dec. 30/86  Dec. 30/04   9.625      Semiannual   Can.     SaskPower.. 89,300,000
                                                          SaskEnergy..10,700,000      100,000,000           ---          ---
                                                                    ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Feb. 17/00  Jan. 25/05   6.10-6.25  Semiannual   Can.     SOCO........25,000,000       25,000,000       522,025      250,000
                                                                    ------------
(Canadian medium term note; If not redeemed by the holder on January 25, 2005, this note matures on January 25, 2030; This note pays interest at 6.10% to
January 25, 2005 and 6.25% thereafter; This book-based note is held in the
Canadian Depository for Securities)

Jan. 16/02  April 1/05   4.205     Semiannual    Can.     GRF........ 50,000,000       50,000,000           ---          ---
(The original floating rate debt pays interest at the three month bankers'
acceptance rate plus 0.09%.  This has been swapped into a fixed rate obligation paying 4.205%; This book-based note is held in the Canadian
Depository for Securities)

July 15/00  July 15/05   5.75       Annual       Can.     GRF........486,944,700      486,944,700           ---          ---
                                                                    ------------
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2001; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Dec. 19/95  Dec. 19/05   7.50       Semiannual   Can.     GRF........218,200,000
                                                          SaskWater..  6,800,000
                                                          SaskEnergy. 75,000,000      300,000,000    22,511,598    3,084,000
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)





80                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------

GENERAL REVENUE FUND
Public Issue Debentures

============================================================================================================================
                         Interest                                                                    Equity of  Sinking Fund
Date of     Date of      Rate       Interest              Purpose of      Amount      Total Issue    Applicable Contribution
Issue       Maturity     %          Payments     Currency Issue      Outstanding      Outstanding  Sinking Fund      2001-02
----------------------------------------------------------------------------------------------------------------------------
March 24/99 March 5/06   5.00-5.60  Semiannual   Can.     SaskTel.....35,000,000
                                                          SaskEnergy..25,000,000       60,000,000           ---          ---
                                                                    ------------
(Canadian medium term note; If not redeemed by the holder on March 5, 2006, this note matures on March 5, 2029; This note pays interest at 5% to March 5,
2006 and 5.6% thereafter; This book-based note is held in the Canadian
Depository for Securities)

Oct. 27/00  June 1/06    6.00       Semiannual   Can.     GRF........240,000,000
                                                          SOCO........10,000,000      250,000,000           ---          ---
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

July 15/01  July 15/06   4.25       Annual       Can.     GRF.........49,305,700       49,305,700           ---          ---
                                                                    ------------
(Savings Bond; Redeemable annually at the option of the holder or any time on the death of the holder; The Province reserves the right to increase the interest rate after July 14, 2002; Payable at any Saskatchewan branch of a chartered bank, trust company and the Credit Union Central of Saskatchewan)

Aug. 23/96  Aug. 23/06   7.846      Semiannual   Can.     GRF.........63,684,000       63,684,000           ---          ---
                                                                    ------------
(The original 3.451% 5,000,000,000 Japanese Yen loan has been converted by forward contract to Canadian dollars resulting in an all-in-cost of 7.846%;
Non-callable; Payable in Tokyo)

Nov. 1/01   Dec. 1/06    4.75       Semiannual   Can.     GRF........260,000,000
                                                          SOCO........10,000,000
                                                          ISC.........30,000,000      300,000,000           ---          ---
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Jan. 25/00  Jan. 25/07   6.35       Semiannual   Can.     GRF.........30,000,000       30,000,000       626,430      300,000
                                                                    ------------
(Canadian medium term note; Extendible at the option of the holder to January
25, 2030; This book-based note is held in the Canadian Depository for
Securities)

Jan. 25/00  Jan. 25/07   5.49-6.35  Semiannual   Can.     GRF........170,000,000      170,000,000     3,010,165    1,700,000
                                                                    ------------
(Canadian medium term note; Extendible at the option of the holder to January
25, 2030; The original note paid interest at 6.20% to January 25, 2007, and
6.35% thereafter; This has been swapped into an obligation paying 5.49% to
January 25, 2007, and 6.35% thereafter; This issue was reopened on January 17,
2002 and an additional $50,000,000 of notes were sold; This book-based note is held in the Canadian Depository for Securities)

March 9/00  March 9/07   6.25       Semiannual   Can.     GRF........250,000,000      250,000,000           ---          ---
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

May 15/97   May 15/07    6.65       Semiannual   Can.     SaskEnergy..30,000,000       30,000,000     1,403,441      300,000
                                                                    ------------
(Canadian medium term note; Non-callable; This book-based note is held in the
Canadian Depository for Securities)


Details of Debentures                                                      81
-----------------------------------------------------------------------------



GENERAL REVENUE FUND
Public Issue Debentures

============================================================================================================================
                         Interest                                                                    Equity of  Sinking Fund
Date of     Date of      Rate       Interest              Purpose of      Amount      Total Issue    Applicable Contribution
Issue       Maturity     %          Payments     Currency Issue      Outstanding      Outstanding  Sinking Fund      2001-02
----------------------------------------------------------------------------------------------------------------------------
Jan. 31/02  Sept. 6/07   5.00       Semiannual   Can.     GRF........400,000,000      400,000,000           ---          ---
                                                                    ------------
(Non-callable; $200,000,000 of the 5.00% debenture issue has been swapped to floating rate debt to pay interest at the three month bankers' acceptance rate plus 0.025%. This book-based note is held in the Canadian Depository for
Securities)

March 2/83  March 1/08   9.00       Annual       Can.     SaskEnergy..50,000,000       50,000,000           ---          ---
                                                                    ------------
(Non-callable; Payable in London and Toronto)

March 15/93 March 15/08  7.125      Semiannual   U.S.     SaskPower..194,000,000      194,000,000(*) 24,738,874(*) 3,094,688(**)
                                                                    ------------
(Non-callable; Payable in New York)

Nov. 28/97  May 28/08    5.50       Semiannual   Can.     SOCO........20,000,000       20,000,000       935,627      200,000
                                                                    ------------
(Canadian medium term note; Non-callable; This book-based note is held in the
Canadian Depository for Securities)

Feb. 26/98  June 2/08    5.50       Semiannual   Can.     GRF........328,500,000
                                                          SOCO........40,000,000
                                                          SaskEnergy..25,000,000
                                                          SaskHousing  6,500,000      400,000,000    13,398,781    4,000,000
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 13/02  Feb. 13/09   5.05       Semiannual   Can.     SaskHousing 24,500,000
                                                          SPMC.........5,500,000       30,000,000           ---          ---
                                                                    ------------
(Canadian medium term note; Extendible at the option of the holder to February
13, 2032; This note pays interest at 5.05% to February 13, 2009 and 6.30%
thereafter; This book-based note is held in the Canadian Depository for
Securities)

Nov. 12/99  Nov. 12/09   6.50       Semiannual   Can.     GRF........250,000,000      250,000,000     5,276,200    2,500,000
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Jan. 18/90  Jan. 18/10   10.00      Semiannual   Can.     GRF........300,000,000      300,000,000    60,447,837    3,000,000
                                                                    ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Sept. 1/00  Sept. 1/10   6.15       Semiannual   Can.     GRF........380,000,000
                                                          SaskTel.....90,000,000
                                                          SaskEnergy..80,000,000      550,000,000     5,689,331    5,500,000
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Feb. 2/93   Feb. 1/13    8.00       Semiannual   U.S.     GRF (Can$).292,060,000                     12,802,960    6,362,800
                                                          GRF........200,000,000(*)   492,060,000    41,408,182(*)       ---
                                                                    ------------
(Non-callable; $200,000,000 of the U.S. $400,000,000 debenture issue has been swapped to Canadian dollars with an effective interest rate of 7.25%; Payable in New York)

July 20/93  July 15/13   7.375      Semiannual   U.S.     GRF........225,000,000
                                                          SaskPower.. 75,000,000      300,000,000(*) 33,689,130(*) 4,580,425(**)
                                                                    ------------
(Non-callable; Payable in New York)

March 14/91 April 10/14  10.25      Semiannual   Can.     GRF........583,916,000      583,916,000    93,773,475    5,839,160
                                                                    ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)





82                                                   Public Accounts, 2001-02
-----------------------------------------------------------------------------

GENERAL REVENUE FUND
Public Issue Debentures

============================================================================================================================
                         Interest                                                                    Equity of  Sinking Fund
Date of     Date of      Rate       Interest              Purpose of      Amount      Total Issue    Applicable Contribution
Issue       Maturity     %          Payments     Currency Issue      Outstanding      Outstanding  Sinking Fund      2001-02
----------------------------------------------------------------------------------------------------------------------------
Dec. 1/65   Dec. 1/15    5.125      Semiannual   Can.     GRF..........1,182,489
                                                          U. of S. ......330,887        1,513,376           ---          ---
                                                                    ------------
(Payable in blended semi-annual payments of principal and interest totalling
$76,399.60; Payable in whole or in part any time prior to December 1, 2015, without penalty; Payable in Ottawa)

Sept. 17/96 Sept. 17/16  7.93       Semiannual   Can.     SaskWater...17,184,000       17,184,000           ---          ---
                                                                    ------------
(Canadian medium term serial note; Payable in annual instalments;
 Non-callable; Payable in Regina)

Dec. 20/90  Dec. 15/20   9.375      Semiannual   U.S.     GRF........100,000,000
                                                          SaskPower..100,000,000
                                                          SaskTel....100,000,000      300,000,000(*) 34,282,764(*) 4,716,800(**)
                                                                    ------------
(Non-callable; Payable in New York)

Feb. 26/91  Feb. 15/21   9.125      Semiannual   U.S.     GRF........200,000,000      200,000,000(*) 32,863,448(*) 3,189,560(**)
                                                                    ------------
(Non-callable; Payable in New York)

Feb. 4/92   Feb. 4/22    9.60       Semiannual   Can.     SaskPower..240,000,000
                                                          SaskWater...15,000,000      255,000,000    35,604,047    2,550,000
                                                                    ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

July 21/92  July 15/22   8.50       Semiannual   U.S.     GRF........100,000,000
                                                          SaskPower..200,000,000      300,000,000(*) 39,253,059(*) 4,594,833(**)
                                                                    ------------
(Non-callable; Payable in New York)

May 30/95   May 30/25    8.75       Semiannual   Can.     SaskPower..100,000,000
                                                          SaskEnergy..75,000,000      175,000,000    13,559,393    1,750,000
                                                           ------------
(Non-callable; Payable at any Canadian branch of the Royal Bank of
Canada)

Dec. 4/98   March 5/29   5.75       Semiannual   Can.     GRF........250,000,000
                                                          SaskTel.....75,000,000
                                                          SaskEnergy..25,000,000      350,000,000     8,371,865    3,500,000
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

Dec. 10/01  Sept. 5/31   6.40       Semiannual   Can.     GRF........190,000,000
                                                          SaskPower..200,000,000
                                                          SaskEnergy..60,000,000      450,000,000           ---          ---
                                                                    ------------
(Non-callable; This book-based note is held in the Canadian Depository for Securities)

* Adjustment to reflect conversion of debentures and related sinking funds quoted in foreign currencies to Canadian dollars using the
exchange rate in effect at March 31, 2002 (U.S. $1.5935)                              916,364,000   125,733,160          ---
                                                                                  ------------------------------------------
                                                                                   10,465,328,413   871,378,130   73,586,666
Various debentures issued to finance union hospital debt                                    2,702           ---          ---
----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                             $10,465,331,115  $871,378,130  $73,586,666
============================================================================================================================

** Sinking fund contributions to U.S. dollar sinking funds are made in U.S. dollars. Contributions for general government purposes are shown at the cost in Canadian dollars to purchase U.S. dollars equal to the contribution amount. Contributions for Crown corporation purposes are converted to Canadian dollars at the U.S./Canadian exchange rate at the date the contribution was made.

Details of Debentures                                                      83
-----------------------------------------------------------------------------


Details of Debentures                                                                                               83
-----------------------------------------------------------------------------------------------------------------------


GENERAL REVENUE FUND
Debentures Issued to the Minister of Finance of Canada
As at March 31, 2002
================================================================================================================
                                                                                    INTEREST             AMOUNT
Date of Issue                                          Date of Maturity               Rate %        Outstanding
----------------------------------------------------------------------------------------------------------------

Canada Pension Plan Investment Fund(*)
April 1982 - March 1983                            April 2002 - March 2003             14.67        110,084,000
April 1983 - March 1984                            April 2003 - March 2004             11.60        109,328,000
April 1984 - March 1985                            April 2004 - March 2005             13.37        104,274,000
April 1985 - March 1986                            April 2005 - March 2006             11.48        112,507,000
April 1986 - March 1987                            April 2006 - March 2007              9.61        133,709,000
April 1987 - March 1988                            April 2007 - March 2008              9.61         88,333,000
April 1988 - March 1989                            April 2008 - March 2009             10.08         93,932,000
April 1989 - March 1990                            April 2009 - March 2010(**)          9.90        101,867,000
April 1990 - March 1991                            April 2010 - March 2011(**)         10.85         90,318,000
April 1991 - March 1992                            April 2011 - March 2012(**)          9.92         90,664,000
April 1992 - March 1993                            April 2012 - March 2013(**)          9.37         62,705,000
April 1999 - March 2000                            April 2019 - March 2020(**)          6.34         46,335,000
April 2000 - March 2001                            April 2020 - March 2021(**)          6.54         75,553,000
----------------------------------------------------------------------------------------------------------------
                                                                                                  1,219,609,000
THE MUNICIPAL DEVELOPMENT LOAN FUND
1965 - 1967                                                    2005 - 2007              5.38             18,087

AGRICULTURAL SERVICE CENTRES LOAN AGREEMENT
1984 - 1985                                                    2003 - 2004             12.28             48,249
----------------------------------------------------------------------------------------------------------------
TOTAL                                                                                          $  1,219,675,336
================================================================================================================

* Canada Pension Debentures have a 20 year maturity and are redeemable in whole or in part before maturity, on six months prior notice at the option of the Minister of Finance of Canada. These debentures are callable in whole or in part before maturity, on 30 days prior notice at the option of the Minister of Finance of Saskatchewan.
** Subject in part to annual sinking funds; equity in sinking funds at March 31, 2002, $45,539,277.


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GLOSSARY OF TERMS














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Glossary of Terms                                                          87
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Glossary of Terms

ACCRUAL ACCOUNTING                          GENERAL REVENUE FUND (GRF)
The method of accounting used to prepare    The fund into which all revenues are
the financial statements.  This is the      paid, unless otherwise provided for
method of accounting recommended by the     by Legislation, and from which all
Public Sector Accounting and Auditing       expenditures are appropriated by the
Board of the Canadian Institute of          Legislative Assembly.
Chartered Accountants.  Accrual
accounting recognizes financial             GENERAL REVENUE FUND FINANCIAL
transactions at the time they occur,        STATEMENTS
regardless of whether any cash is           The financial statements prepared to
received or paid.                           account for the moneys appropriated
                                            by the Legislative Assembly.
ACCUMULATED DEFICIT
The amount by which expenditures have       GOVERNMENT ENTERPRISES
exceeded revenues from the beginning of     Government organizations that have
incorporation (1905).  It is the sum of     the financial and operating
all annual deficits and surpluses plus      authority to carry on a business.
any adjustments that were charged           This includes contracting in their
directly to the accumulated deficit.        own name, and selling goods and
                                            services to individuals and
BUDGET                                      non-government organizations as
The amount presented in the Estimates.      their principal activity and source
                                            of revenue.  Government enterprises
CONSOLIDATION                               are recorded in the Summary
The method used to account for government   Financial Statements using the
service organizations in the Summary        modified equity method.
Financial Statements.  The accounts are
adjusted to the basis of accounting used    GOVERNMENT SERVICE ORGANIZATIONS
by the General Revenue Fund and then        Those organizations that are
added together. Inter-entity transactions   accountable to government and either
are eliminated.                             owned or controlled by government,
                                            and are not government enterprises.
DEBT                                        Government service organizations are
The term "debt" is used in a number of      consolidated in the Summary
ways.                                       Financial Statements after adjusting
                                            them to a basis consistent with the
C  DEBT (GRF) - the total debt issued for   accounting policies of the GRF.
   general government purposes and for
   Crown corporations, net of sinking       MODIFIED EQUITY
   funds;                                   The method by which government
                                            enterprises are included in the
C  TOTAL DEBT (GRF) - the total debt        Summary Financial Statements. The
   issued for general government purposes   Government's investment, which is
   and for Crown corporations, net of       originally recorded at cost, is
   sinking funds, plus guaranteed debt;     adjusted annually to include the net
                                            earnings/losses and other net equity
C  PUBLIC DEBT (SFS) - the debt of          changes of the enterprise without
   government service organizations, net    adjusting them to conform with the
   of sinking funds;                        accounting policies of the GRF.
                                            Inter-organizational transactions
C  TOTAL PUBLIC DEBT (SFS) -  the debt of   are not eliminated.
   government service organizations and
   government enterprises, net of sinking   PENSION LIABILITY
   funds.                                   An actuarial estimate of discounted
                                            future payments to be made to
C  GUARANTEED DEBT - the debt of Crown      retirees under Government pension
   corporations and others that the         plans, net of plan assets.
   Government has agreed to repay if they
   are unable to do so; and,                SUMMARY FINANCIAL STATEMENTS
                                            REPORTING ENTITY
C  SINKING FUNDS - the amount of            The Summary Financial Statements
   money which has been set aside for the   reporting entity includes the
   repayment of debt.                       financial activities of
                                            organizations which are accountable
DEBT REDUCTION ACCOUNT                      for the administration of their
This account is established pursuant to     financial affairs and resources
The Balanced Budget Act. The Debt           either to a Minister of the
Reduction Account is an accounting of the   Government or directly to the
accumulated surpluses of the General        Legislative Assembly and which are
Revenue Fund commencing April 1, 1995.      owned or controlled by the
                                            Government.  Trusts administered by
FISCAL STABILIZATION FUND (FSF)             the Government are excluded from the
The fund established to stabilize the       reporting entity.
fiscal position of the Government to
facilitate long term planning.              SUMMARY FINANCIAL STATEMENTS (SFS)
Stabilization occurs through transfers      The statements prepared to account
between the FSF and the GRF.                for the full nature and extent of
                                            the financial activities
                                            authorized by the Legislative
                                            Assembly and administered through
                                            government departments, special
                                            funds, agencies and enterprises.



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